UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 1, 1996


                        Commission File Number 033-73160

                               CALPINE CORPORATION
                           (A California Corporation)
                  I.R.S. Employer Identification No. 77-0031605


                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115





       This report on Form 8-K, including all exhibits, contains 61 pages.
             The exhibit index is located on page 2 of this report.

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

The King City cogeneration facility (the "Facility") is a 120 megawatt natural gas-fired combined cycle facility located in King City, California. On May 1, 1996 Calpine Corporation ("Calpine" or the "Company"), through its wholly owned subsidiary Calpine King City Cogen LLC, completed the transaction to enter into an operating lease for the Facility with BAF Energy A California Limited Partnership ("BAF" or the "Lessor"). Under the terms of the operating lease, Calpine will make semi-annual lease payments to BAF, a portion of which is supported by a $100.7 million collateral fund, owned by the Company. The collateral fund consists of a portfolio of investment grade and U.S. Treasury Securities that will mature serially in amounts equal to a portion of the lease payments.

The Company financed the collateral fund and other transaction costs through a $45.0 million loan provided by the Bank of Nova Scotia, $50.0 million of proceeds from the issuance of preferred stock to Electrowatt, the parent company of Calpine, and $13.3 million of borrowings under the Company's credit facility with Credit Suisse.

The Facility generates electricity for sale to Pacific Gas & Electric Company pursuant to a long term power sales agreement, which terminates in 2019. Natural gas for the Facility is currently supplied pursuant to a contract with Chevron USA Inc., which expires June 30, 1997.

Calpine intends to continue to operate the Facility in the same business following the transaction.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The financial statements of the Facility are not filed herewith because it is impracticable to do so at this time. Such financial statements will be filed by June 1, 1996.

         (b)      Pro Forma Financial Information

                  Pro forma financial information for the transaction described in Item 2 above are not filed herewith because it is impracticable to do so at this time. Such informaiton will be filed by June 1, 1996.

         (c)      Exhibits

                  2.1. Lease dated as of April 24, 1996, between BAF Energy, a California Limited Partnership, Lessor, and Calpine King City Cogen, LLC, Lessee.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  May 14, 1996


                                     By:           /s/ Ann B. Curtis
                                                ----------------------------
                                                Name:  Ann B. Curtis
                                                Title: Senior Vice President

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                                                                 EXECUTION COPY





       CERTAIN RIGHT, TITLE AND INTEREST OF THE LESSOR IN AND TO THIS LEASE HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS AGENT. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 19.4 OF THIS LEASE FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.



                                      LEASE


                           dated as of April 24, 1996

                                     between

                   BAF ENERGY A CALIFORNIA LIMITED PARTNERSHIP

                                     Lessor

                                       and

                          CALPINE KING CITY COGEN, LLC

                                     Lessee

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                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.  Definitions....................................................- 1 -

SECTION 2.  Lease of Facility; Term; Description; Additional
                   Rights and Obligations..................................- 1 -
         2.1.  Lease of Facility...........................................- 1 -
         2.2.  Term........................................................- 1 -
         2.3.  Real Property...............................................- 2 -
         2.4.  Assignment and Assumption of Contract and Permit Rights.....- 2 -

SECTION 3.  Rent...........................................................- 3 -
         3.1.  Basic Rent..................................................- 3 -
         3.2.  Supplemental Rent...........................................- 3 -
         3.3.  Form and Date of Payment....................................- 4 -
         3.4.  Sufficiency of Basic Rent and Supplemental Rent.............- 6 -
         3.5.  Payments Pursuant to the Guarantee, the Bond
                  Pledge Agreement or the Custodial Agent Agreement........- 6 -
         3.6.  Receipt Account.............................................- 6 -
         3.7.  Collateral..................................................- 7 -
         3.8.  Adjustment to Rent Schedules................................- 7 -

SECTION 4.  Net Lease......................................................- 7 -
         4.1.  Obligation to Pay Rent Absolute.............................- 7 -
         4.2.  [Intentionally Omitted].....................................- 9 -
         4.3.  Waiver of Statutory Right to Terminate......................- 9 -
         4.4.  Rent Payments Final........................................- 10 -
         4.5.  No Waiver of Lessee Claims.................................- 10 -

SECTION 5.  Return of the Facility........................................- 10 -

SECTION 6.  Warranty of the Lessor........................................- 12 -
         6.1.  Quiet Enjoyment............................................- 12 -
         6.2.  Disclaimer of Other Warranties.............................- 13 -
         6.3.  Enforcement of Certain Warranties..........................- 14 -

SECTION 7.  Liens.........................................................- 14 -

SECTION 8.  Use, Maintenance and Operation; Improvements;
                   Project Documents......................................- 15 -
         8.1.  Use and Maintenance........................................- 15 -
         8.2.  Improvements...............................................- 17 -
         8.3.  Personal Property..........................................- 19 -
         8.4.  Marking....................................................- 19 -

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                                                                           Page


         8.5.  Inspection.................................................- 20 -
         8.6.  No Waste...................................................- 20 -

SECTION 9.  Event of Loss.................................................- 20 -
         9.1.  Damage or Loss.............................................- 20 -
         9.2.  Determination to Repair or Replace.........................- 21 -
         9.3.  Repair Period..............................................- 24 -
         9.4.  Application of Funds.......................................- 26 -
         9.5.  Taking or Damage Not Constituting An Event of Loss.........- 26 -
         9.6.  Payment of Termination Value or Special Termination value..- 27 -
         9.7.  Actions Following Payment of Termination Value or Special
               Termination Value..........................................- 28 -

SECTION 10.  Insurance....................................................- 30 -
         10.1.  Required Insurance........................................- 30 -
         10.2.  Insurers; Endorsements; Insurance Certificates............- 31 -
         10.3.  Maintenance of Insurance in the Event of
                   Lessee's Failure to Maintain...........................- 32 -
         10.4.  Additional Insurance Carried by Lessor....................- 33 -
         10.5.  Lessee Operative Document Insurance.......................- 33 -
         10.6.  Additional Insurance Carried by Lessee....................- 33 -
         10.7.  Insurance When Obligations Outstanding....................- 34 -

SECTION 11.  Rights to Assign or Sublease.................................- 34 -
         11.1.  Assignment or Sublease by the Lessee......................- 34 -
         11.2.  Assignment by Lessor as Security for Lessor's
                   Obligations............................................- 35 -
         11.3.  Certain Sales by Lessor...................................- 35 -

SECTION 12.  Lease Renewal................................................- 37 -

SECTION 13.  Notices for Renewal or Purchase; Purchase
                    Options; Right of First Offer.........................- 37 -
         13.1.  Expiration of Base Lease Term.............................- 37 -
         13.2.  Purchase Options..........................................- 38 -
         13.3.  Purchase of the Facility Site.............................- 39 -
         13.4.  Purchase of the Facility; Payment, Etc....................- 39 -
         13.5.  Right of First Offer on Facility or Partnership
                   Interests..............................................- 39 -
         13.6.  Actions In Connection With Transfer of Facility...........- 40 -

SECTION 14.  Lessee Events of Default.....................................- 41 -
         14.1.  Lessee Events of Default..................................- 41 -


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


                                                                           Page


SECTION 15.  Remedies.....................................................- 50 -
         15.1.  Lessor Remedies...........................................- 50 -
         15.2.  No Release................................................- 55 -
         15.3.  Remedies Cumulative.......................................- 55 -
         15.4.  Lessee Remedies...........................................- 56 -
         15.5.  Consequential Damages.....................................- 56 -
         15.6.  Application of Prepayments of Rent........................- 57 -

SECTION 16.  Notices......................................................- 57 -

SECTION 17.  Successors and Assigns.......................................- 57 -

SECTION 18.  Right to Perform for Other Party.............................- 57 -

SECTION 19.  Amendments and Miscellaneous.................................- 58 -
         19.1.  Amendments in Writing.....................................- 58 -
         19.2.  Severability of Provisions................................- 58 -
         19.3.  True Lease................................................- 58 -
         19.4.  Original Lease............................................- 58 -
         19.5.  GOVERNING LAW.............................................- 58 -
         19.6.  Consent to Jurisdiction...................................- 59 -
         19.7.  Headings..................................................- 59 -
         19.8.  Counterpart Execution.....................................- 59 -
         19.9.  Dating of Lease...........................................- 59 -
         19.10.  No Conveyance of Title...................................- 59 -
         19.11.  No Merger of Estates.....................................- 59 -
         19.12.  Further Assurances.......................................- 60 -
         19.13.  Survival.................................................- 60 -
         19.14.  Adjustment...............................................- 60 -

Schedules:

Schedule 1        -          Basic Rent

Schedule 2        -          Special Termination Values

Schedule 3        -          Termination Values

Schedule 4        -          Description of the Facility

Schedule 5        -          Description of Contract and Permit Rights


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Schedule 6        -          [INTENTIONALLY LEFT BLANK]

Schedule 7        -          Description of Real Property Subject to the Ground
                             Lease

Schedule 8        -          Insurance

Schedule 9        -          Insurance When Obligations Outstanding

Schedule 13.2(ii)            -Additional Purchase Option Amounts

                  This LEASE, dated as of April 24, 1996, is entered into between BAF ENERGY A CALIFORNIA LIMITED PARTNERSHIP (the "Lessor"), and CALPINE KING CITY COGEN, LLC, a Delaware limited liability company (the "Lessee").


                                 R E C I T A L S

                  WHEREAS, the Lessor owns the Facility;

                  WHEREAS, the Lessee desires to lease from the Lessor the Facility on the terms and conditions set forth herein;

                  WHEREAS, the Lessor is willing to lease the Facility to the Lessee on the terms and conditions set forth herein; and

                  WHEREAS, the Lessor, the Lessee, the Agent, the Guarantor, Collateral Co. and certain other parties are concurrently entering into that certain Participation Agreement dated as of even date herewith (the "Participation Agreement"), pursuant to which certain Parties are making representations, warranties, covenants and agreements related to the transactions contemplated by this Lease and the Participation Agreement.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                  SECTION 1. Definitions. For purposes hereof, capitalized terms used herein (including the Recitals), unless otherwise defined, shall have the meanings assigned to such terms in, and this Lease shall be interpreted in accordance with, Annex 1 attached hereto.

                  SECTION 2. Lease of Facility; Term; Description; Additional Rights and Obligations.

                           2.1.  Lease of Facility.  Upon the terms and subject
to the conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor the Facility and the Lessor hereby grants to the Lessee the right to use those Additional Assets in existence as of the Closing Date during the Lease Term in connection with such lease of the Facility.

                           2.2.  Term.  The term of this Lease shall begin on
the Closing Date and shall end on the last day of the Lease Term, unless earlier terminated in accordance with the terms of this Lease.

                           2.3.  Real Property.  The Lessor has subleased to the
Lessee the Facility Site pursuant to the terms and conditions of the Sublease.

                           2.4.  Assignment and Assumption of Contract and
Permit Rights.  Upon the terms and subject to the conditions of this Lease:

          (i) Effective as of the Closing, and subject to the Security Documents, the Lessor hereby transfers, assigns and grants to the Lessee all of the Lessor's right, title and interest (except to the extent constituting Excluded Claims) in, to and under, and all obligations, duties and liabilities under, the Project Documents and Governmental Approvals and each of the other agreements, contracts and other documents specified on Schedule 5, (collectively, the "Contract and Permit Rights"). The foregoing assignment shall include (a) any and all rights to receive and demand payments under any or all Contract and Permit Rights, (b) any and all rights to receive and compel performance under any or all Contract and Permit Rights and (c) any and all rights, interests and claims now existing or hereafter arising in connection with any or all Contract and Permit Rights.

          (ii) Effective as of and after the Closing, and subject to the Security Documents, the Lessee accepts and assumes all right, title and interest in, to and under, and all of the debts, liabilities, duties and obligations of the Lessor (except to the extent constituting Excluded Claims) relating to or arising under, the Contract and Permit Rights and the transactions contemplated thereunder of every kind and description, as the same shall exist as of the date hereof, whether accrued, contingent, absolute, determined, determinable or otherwise and whether arising before or after the Closing. Effective as of and after the Closing, as between the Lessor and the Lessee, the Lessor shall not have any further rights, title or interest in, and shall be released from all such debts, liabilities, duties and obligations of any kind whatsoever (except to the extent constituting Excluded Claims), under the Contract and Permit Rights and all transactions contemplated thereunder, as the same shall exist as of the date hereof, whether accrued, contingent, absolute, determined, determinable or otherwise.

                  (iii) Unless the Lessee has paid in full the Termination Value and is entitled to retain its leasehold interest in the Facility pursuant to
Section 9.7(ii) or the Special Termination Value under this Lease or has exercised its purchase option or otherwise acquired the Facility pursuant to
Section 13.2 or 13.5, the assignment by the Lessor and the assumption by the Lessee of the Contract and Permit Rights shall, at the election of the Lessor, terminate concurrently with the termination of this Lease. In the event the Lessor shall so elect, all rights under such Contract and Permit Rights shall to the extent permitted by Applicable Law and subject to the assumption by the Lessor (or a Person designated by the Lessor) of such Contract and Permit Rights pursuant to the terms and conditions of Section 5, revert to the Lessor.

                  (iv) The Lessor hereby irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any of the Contract and Permit Rights to pay, observe and otherwise perform the obligations under the Contract and Permit Rights to or for the Lessee or the Lessee's designee as though the Lessee or such designee were the Lessor named in the Contract and Permit Rights.

                  (v) Notwithstanding  the foregoing,  the Lessee is responsible for and shall pay any and all Operating Expenses and all other Claims on and liabilities of the Lessor with respect to the Facility incurred in respect of periods occurring after October 31, 1995, other than Claims for which the Lessor is required to indemnify the Lessee pursuant to Section 16.1 of the Participation Agreement, as set forth on Schedule 2.1.6 to the Participation Agreement.

                  SECTION 3.  Rent.

                    3.1. Basic Rent. The Lessee shall pay to the Lessor on each applicable Basic Rent Payment Date basic rent (herein referred to as "Basic Rent") for the Facility for the six-month period ending on such date in the following amounts:

                                (i)  subject to Sections 3.3 and 3.4, an amount
equal to the portion of the Obligations then due and owing pursuant to the Loan Documents ("Rent Portion A");

                                (ii)  equity rent ("Rent Portion B") as further
described in Schedule 1; and

                                (iii)  equity rent as described in Schedule 1
("Rent Portion C"); provided, that Rent Portion C may be paid as provided in Sections 3.3 and 3.7.

                           3.2.  Supplemental Rent.  The Lessee shall pay to the
Lessor or to whomever shall be entitled thereto the following amounts (herein referred to as "Supplemental Rent"):

                                (i)  as and when payable in accordance with this
Lease and any other Operative Document, or where no due date is specified, on demand, any amount (other than Basic Rent, Termination Value or Special Termination Value) which the Lessee assumes the obligation to pay or agrees to pay to, or for the account of, the Lessor, the Lenders, the Agent, or any Lessor Indemnitee under this Lease or any other Operative Document;

                                (ii)  as and when payable in accordance with
this Lease and the other Transaction Documents, any amount payable hereunder as Termination Value or Special Termination Value; and

                                (iii)  on demand, interest at a rate per annum
equal to the Default Rate on any payment of Basic Rent or Supplemental Rent (including, to the extent permitted by law, interest payable pursuant to this clause (iii)) not paid when due in accordance with this Lease and the other Transaction Documents (without regard to any period of grace) for any period for which the same shall be overdue until all such amounts shall be repaid in full after as well as before judgment or award.

                  The Lessee agrees to comply with and to pay, as Supplemental Rent, all amounts payable by it under Section 16.11 of the Participation Agreement, which provisions are incorporated herein by reference. Such obligations may be enforced by declaring this Lease to be in default in accordance with Section 15.1 and all such payments shall be made directly to, or as otherwise requested by, the Person entitled thereto, upon demand. The obligations of the Lessee to pay all Supplemental Rent shall survive the termination or expiration of this Lease.

                           3.3.  Form and Date of Payment.  (a) Subject to
Section 11.2, each payment of Rent under this Lease shall be made in lawful money of the United States of America in immediately available funds in accordance with the terms of the Depositary Agreement no later than 11:00 a.m. San Francisco time on the date each such payment shall be due and payable hereunder. If the date on which any payment of Rent is due hereunder shall not be a Business Day, the payment otherwise due thereon shall be due and payable on the succeeding Business Day together, with interest thereon at the Debt Rate to the extent not otherwise accrued pursuant to the applicable Transaction Document, with the same force and effect as if paid on the nominal date provided in this Lease.

                  (b) If any partial payment of Basic Rent, Termination Value or Special Termination Value (other than a payment of the Collateral Equity Component) is made by the Lessee, such payment shall be deemed to be a payment of Rent Portion A or the related portion of Termination Value or Special Termination Value attributable to Rent Portion A, until Rent Portion A then due or such related portion is paid in full, and the remainder of the payment made by the Lessee shall be deemed to be a payment of Rent Portion B (to the extent that any Rent Portion B is then due and payable) and then of Rent Portion C, or the related portions of Termination Value or Special Termination Value attributable to Rent Portion B and/or Rent Portion C. If any partial payment of Supplemental Rent (other than Termination Value or Special Termination Value) is made by the Lessee, such payment shall be deemed to be a payment of Supplemental Rent due and owing to the Agent and the Lenders, until all such Supplemental Rent is paid, and the remainder of the payment made by the Lessee shall be deemed to be a payment of Supplemental Rent to the Lessee or any other Person entitled thereto.

                  (c) Notwithstanding anything in the Transaction Documents, in the event that any funds of the Lessor, the Lessor Trustee or any other Lessor Indemnitee, including any amounts paid or deemed paid as Rent, are applied to the payment of the Obligations pursuant to the Depositary Agreement or pursuant to Section 11.1(b) of the Participation Agreement, then (subject to Section 4.1 and Section 16 hereof, Section 11 of the Participation Agreement and Section 6.3 of the Bond Pledge Agreement, Section 3.4 of the Custodial Agent Agreement and Sections 4.01, 4.02(f), 4.02(g) and 5.01 of the Depositary Agreement):

                  (i) to the extent such application resulted from a Lessee Event of Default, then such amount (not to exceed the aggregate amount so applied to the Obligations) shall be due on demand and shall constitute a Claim payable to the Lessor pursuant to Section 4.02(j) of the Depositary Agreement, and

                  (ii) to the extent such application resulted from a Lessor Event of Default, then, (A) as to the Obligations that would have been due on such date of application notwithstanding the continuance of such Lessor Event of Default, then such amount (not to exceed the aggregate amount so applied to the Obligations) shall be due on demand and shall constitute a Claim payable to the Lessor pursuant to Section 4.02(j) of the Depositary Agreement, and (B) as to Obligations that became due on the date of application due in whole or in part to such Lessor Event of Default, the Lessee shall pay to the Lessor (or to such Lessor Indemnitee to which such amounts are payable) the amount payable on each subsequent Basic Rent Payment Date equal to the principal portion of the Obligations that would have been payable on such Basic Rent Payment Date as Rent Portion A, had such Obligations not been accelerated and applied as a result of such Lessor Event of Default plus interest thereon at the rate applicable to such Obligations, which amounts shall constitute a Claim payable pursuant to Section 4.02(j) of the Depositary Agreement. Upon the occurrence and during the continuance of a Lessee Event of Default, the Lessor may accelerate the entire unpaid amount of the Claims described in this Section 3.3(c)(ii)(B).

                           3.4.  Sufficiency of Basic Rent and Supplemental
Rent. Notwithstanding any other provision of this Lease or any other Operative Document, (i) the amount of Rent Portion A due and payable on each Basic Rent Payment Date shall be at least equal to the aggregate amount of all sums then payable in respect of the principal of, Yield Maintenance Amount, if any, and interest on the Amended and Restated Notes, and (ii) each payment of the Rent Portion A component of Termination Value and Special Termination Value payable at any time shall in no event be less (when added to all other amounts required to be paid by the Lessee under this Lease in respect of any Event of Loss or termination of this Lease) than an amount sufficient, as of the date of payment, to pay the outstanding Obligations in full.

                           3.5.  Payments Pursuant to the Guarantee, the Bond
Pledge Agreement or the Custodial Agent Agreement. Any (i) payment to the Lessor or the Lessor Trustee pursuant to the Guarantee, the Bond Pledge Agreement, the Custodial Agent Agreement or the Depositary Agreement (including under Section
3.5 of the Custodial Agent Agreement) in satisfaction of any unpaid amount of Rent, (ii) escrow of Rent as provided pursuant to Section 4.1 below or Section
3.4 of the Custodial Agent Agreement or Section 4.02(e) or Section 4.02(f) of the Depositary Agreement, provided that such escrowed Rent is paid out pursuant to Section 4.1 of this Lease and/or Section 3.4 of the Custodial Agent Agreement and (iii) Lessor Rent received by the Depositary but not distributed to the Lessor pursuant to the terms of the Depositary Agreement upon the occurrence and during the continuance of a Loan Default or a Loan Event of Default resulting in whole or in part from any Lessor Default or Lessor Event of Default, in each case, shall satisfy the Lessee's obligation to pay such amount of Rent with the same effect as though such payment had been made by the Lessee.

                           3.6.  Receipt Account.  All revenues earned by the
Lessee in connection with its operation of the Facility shall be directly paid to the Depositary for deposit and disbursement in accordance with the Depositary Agreement. On the Closing Date, the Lessee shall deposit into the Receipt Account the Initial Working Capital Balance. Additionally, the Depositary shall withhold in the Receipt Account such amounts, determined by the Agent pursuant to the Required Working Capital Adjustment, as are required to ensure that the Lessee maintains in the Receipt Account during all periods when any Obligations are outstanding, the Required Working Capital Balance, all as further provided in the Depositary Agreement.

                           3.7.  Collateral.   As security for the Lessee's
payment of Rent Portion C and the related portion of Termination Value and Special Termination Value, the Collateral shall be pledged for the benefit of the Lessor pursuant to the terms and conditions of the Bond Pledge Agreement. The Bonds shall be deposited with the Custodial Agent and shall, if so directed by the Lessee or as otherwise provided in the Custodial Agent Agreement, be utilized for the payment of Rent Portion C, or the related portion of Termination Value or Special Termination Value, as appropriate when such payments are due. Notwithstanding the pledge of the Collateral, the Lessee shall remain primarily obligated to pay the Rent when due unless and until such Rent shall have been paid in full or shall have been deemed to have been paid in full pursuant to Section 3.5.

                           3.8.  Adjustment to Rent Schedules.   Schedules 1, 2
and 3 to this Lease shall be adjusted promptly following the Closing in accordance with Section 2.1(ay) of the Participation Agreement, and in connection with any application of the Adjustment Procedure, and shall be subject to verification in accordance with Section 20.21 of the Participation Agreement.

                  SECTION 4.  Net Lease.

                           4.1.  Obligation to Pay Rent Absolute.  This Lease is
a net lease and the Lessee hereby acknowledges and agrees that it is the Lessee's obligation to pay all Rent hereunder, and that, except as otherwise expressly provided in the proviso to this Section 4.1 with respect to the escrow of Rent Portion B and/or Rent Portion C and/or the related portion of Termination Value and/or Special Termination Value and all amounts paid to the Lessor, the Lessor Trustee or any Lessor Indemnitee pursuant to Section 3.3(c) (collectively, the "Lessor Rent"), the rights of the Lessor in and to such Rent, shall be absolute, unconditional and irrevocable and shall not be affected by any circumstances of any character, including, (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right or claim which the Lessee may have against the Lessor, the Agent, any
Lender or any vendor or manufacturer of equipment or assets included in the Facility or any part thereof, or any other Person for any reason whatsoever,
(ii) any defect in or failure of the title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Facility, (iii) any damage to, or removal, abandonment, salvage, scrapping, requisition, taking, condemnation, loss, theft, or destruction of all or any part of the Facility or the Facility Site or any interference, interruption or cessation in the use or possession thereof by the Lessee or by any other Person for any reason whatsoever or of whatever duration, (iv) any restriction, prevention or curtailment of or interference with any use of all or any part of the Facility or the Facility Site, (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against any Transaction Party or any other Person, (vi) the invalidity, illegality or unenforceability of this Lease or any other Operative Document or any other instrument referred to herein or any other infirmity herein or therein or any lack of right, power or authority of any Transaction Party or any other Person to enter into this Lease or any other Operative Document or to perform the obligations thereunder or the transactions contemplated thereby or any doctrine of force majeure, impossibility, frustration, failure of consideration, or any similar legal or equitable doctrine that the Lessee's obligation to pay Rent is excused because the Lessee has not received or will not receive the benefit for which the Lessee bargained, it being the intent of the Lessee to assume all risks from all causes whatsoever that the Lessee does not receive such benefit, (vii) the breach or failure of any warranty or representation made in this Lease or any other Operative Document by any Transaction Party or any other Person, (viii) any amendment or other change of, or any assignment of rights under, this Lease or any other Operative Document or any waiver, action or inaction under or in respect of this Lease or any other Operative Document, or any exercise or non-exercise of any right or remedy under this Lease or any other Operative Document including, the exercise of any foreclosure or other remedy under this Lease or the Security Documents, or the sale of the Facility, the Facility Site, or any part thereof or any interest therein, or (ix) any other circumstance or happening whatsoever whether or not similar to any of the foregoing; provided, however, notwithstanding any provision of this Section 4.1 or any other Transaction Document to the contrary (other than the limitations set forth in
Section 16.1 of the Participation Agreement), in the event that the Lessee has incurred out-of-pocket expenses pursuant to any cure or attempted cure of a Lessor Event of Default (including pursuant to Section 11.1 of the Participation Agreement) or obtains any judgment, decree, order, determination, award or decision from any Governmental Authority (or any other Person acceptable to the Lessee and the Lessor) (each a "Decision") for damages, costs and/or expenses relating thereto or arising therefrom, unless such Decision is the subject of a Permitted Contest (without reference to clauses (a) through (f) of the definition thereof), in each case, which is claimed by the Lessee as being subject to the Lessor's indemnity pursuant to Section 16.1 of the Participation Agreement but is disputed by the Lessor, the Lessee, by written notice (together with adequate documentation of the amounts expended by the Lessee pursuant to any such cure or attempted cure of such alleged Lessor Event of Default), shall have the right to direct or cause to be directed the Custodial Agent and the Depositary to transfer, on the terms and subject to the conditions of the Bond Pledge Agreement and the Custodial Agent Agreement, on each succeeding Basic Rent Payment Date, and on each date on which Termination Value or Special Termination Value or any other amount of Lessor Rent is payable pursuant to this Lease, subject to the limitations set forth in Section 16.1 of the Participation Agreement, that portion of Lessor Rent (whether in the form of revenues of the Facility or proceeds of the Collateral) equal to the amount of such out-of-pocket expenses expended by the Lessee in curing or attempting to cure such Lessor Event of Default, or the amount of any such Decision, into, the Escrow Accounts established pursuant to the Custodial Agent Agreement, pending resolution of such dispute. The parties shall direct the Custodial Agent to release and transfer such funds in accordance with, and on the terms and conditions of the Custodial Agent Agreement. The losing party will pay interest on such escrowed funds at the Default Rate with such interest accruing from (x) the date that the payment of Lessor Rent should have been made by the Lessee (in the event that the Lessee is the losing party), or (y) the date that the Lessor Event of Default occurred (in the event that the Lessor is the losing party), until payment in full of all such Lessor Rent or the amount of such Decision for damages costs and/or expenses, provided that the payment of any such interest shall be subject to Section 11.5 of the Participation Agreement so long as any Obligations remain outstanding.

                           4.2.  [Intentionally Omitted].

                           4.3.  Waiver of Statutory Right to Terminate.
Subject to Section 4.5 below, the Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or to effect or claim any diminution or reduction of Rent payable by the Lessee hereunder, except in accordance with the express terms hereof. The Lessee acknowledges that by putting the Lessee in possession of the Facility in accordance with this Lease, the Lessor has performed all of the Lessor's obligations under and in respect of this Lease, except the covenant contained in Section 6.1 herein and the covenants contained in the other Transaction Documents to which the Lessor is a party. If, for any reason, this Lease shall be terminated in whole or in part by operation of law or otherwise, except as a result of the exercise of remedies hereunder or as otherwise specifically provided herein, the Lessee and the Lessor shall, within 10 Business Days thereafter, enter into a replacement lease on the same terms and conditions as this Lease (with such changes as may be agreed by the Lessor and the Lessee with the consent of the Agent); provided that if such a replacement agreement is not valid, binding and enforceable, then the Lessee shall pay the Termination Value plus interest at the Default Rate from the date due until paid to the Depositary for distribution pursuant to the Depositary Agreement.

                           4.4.  Rent Payments Final.  Except as otherwise
provided in this Section 4, each payment of Rent made by the Lessee hereunder shall be final and the Lessee shall not seek or have any right to recover all or any part of such payment from the Lessor or any other Person for any reason whatsoever. All covenants, agreements and undertakings of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

                           4.5.  No Waiver of Lessee Claims.   Nothing in this
Section 4 or in any other provision of this Lease shall preclude or be construed to waive or otherwise limit or restrict the Lessee's right to make or pursue any Claim, right or remedy available to the Lessee, in each case subject to the limitations set forth in Sections 11.5 and 16.1 of the Participation Agreement.

                  SECTION 5. Return of the Facility. On the Lease Termination Date, unless the Lessee has purchased the Facility as specified in Section 13.1(ii), the Lessee will surrender possession of the Facility, the Additional Assets and Replacement Additional Assets and the Facility Site to the Lessor (or to a Person specified by the Lessor to the Lessee in writing not less than thirty (30) days prior to the Lease Termination Date (or, if the Lessee shall not have provided an irrevocable notice of its election to renew this Lease or purchase the Facility, not more than fifteen (15) Business Days after the period during which the Lessee has a right to give such notice shall have expired); and, the Lease Termination Date shall be extended as necessary to permit delivery to such specified Person). At the time of such surrender of possession of the Facility (i) the Facility, the Additional Assets and Replacement Additional Assets and the Facility Site shall be free and clear of all Liens (other than Lessor Liens or any Permitted Liens described in clauses (a) (i),
(iii), (v), (vi) or (vii) thereof (provided that any such Liens that are the subject of a Permitted Contest which remain outstanding after such Permitted Contest terminates shall be discharged in full by the Lessee upon such termination)) and the Facility shall be in the condition and state of repair required by Section 8; (ii) all amounts due and payable and all monetary obligations of any kind which the Lessee owes to the Lessor under any Operative Document shall have been paid in full; (iii) assuming that immediately prior to such surrender of possession the Lessor or such other Person satisfies the ownership criteria with respect to Qualifying Facilities as set forth in 18 CFR ss.292.206, the Facility will not lose its status as a Qualifying Facility upon such surrender of possession to the Lessor (or to such other Person) or subject the Lessor (or such other Person) to any regulation under PUHCA, FPA, CPUA or any other Applicable Law regulating an "electric utility," an "electric utility holding company," a "public utility," or an "electrical corporation" or a Person with similar public utility or utility holding company status or a Subsidiary or Affiliate of any of the foregoing (other than regulation as a Qualifying Facility or exempt wholesale generator, as the case may be) solely as a result of such transfer of the Facility; and (iv) all Governmental Approvals assignable under Applicable Law which are required by Section 8.7(ii) of the Participation Agreement and, if applicable, Section 8.7(iii) of the Participation Agreement immediately prior to such transfer (and which the Lessor or such other Person requests to be assigned to the Lessor or such other Person, or if nonassignable, the Lessor or such Person shall renew or replace upon transfer of the Facility pursuant to this Section 5) shall be valid and in full force and effect. Concurrently with such transfer of the Facility and the Facility Site, the Lessee shall (x) deliver to the Lessor (or to such other Person), at the Facility Site, all plans, specifications, operating manuals and other documents then in the Lessee's possession relating to the operation and maintenance of the Facility; (y) at the Lessor's or such other Person's request, assign to the Lessor or such other Person each Project Document then in effect and each Governmental Approval assignable under Applicable Law, subject to the Lessor's or such other Person's assumption of all of the Lessee's obligations thereunder in respect of all periods from and after the effective date of such assignment, with such assignment to be pursuant to an agreement in form and substance reasonably satisfactory to such parties and without any representation or warranty except as to such Project Documents and Governmental Approvals being free and clear of any Liens other than Liens benefiting the Lessor or the Lenders or Permitted Liens described in clause (a) (i), (iii), (v), (vi) or
(vii) of the definition thereof that are the subject of a Permitted Contest (provided, that any such Liens which remain outstanding after such Permitted Contest terminates shall be discharged in full by the Lessee upon such termination); and (z) at the Lessor's (or such other Person's) request, execute all such documents as the Lessor (or such other Person as the Lessor may so specify) shall reasonably require and the Lessee shall otherwise reasonably cooperate with such parties in connection with (1) such assignment of such Project Documents and such Governmental Approvals and (2) with respect to any such Governmental Approval that is not assignable, the Lessor's obtaining a renewed or replacement Governmental Approval. Subject to Section 11.5 of the Participation Agreement, the Lessee shall reimburse the Lessor for all reasonable costs incurred by the Lessor in curing any failure of the Lessee to redeliver the Facility in the condition and on the terms specified in this Section 5 (which costs shall not be an Operating Expense). The Lessee's obligation to pay Basic Rent shall terminate upon the return of the Facility as provided in this Section 5. This Section 5 shall survive the termination of this Lease. Nothing in this Section 5 shall require the assignment of any Governmental Approval the assignment of which is expressly prohibited by Applicable Law.

                  SECTION 6.  Warranty of the Lessor.

                           6.1.  Quiet Enjoyment.  The Lessor warrants that
notwithstanding any provision to the contrary set forth in any Operative Document, but subject to each of the limitations set forth in Section 16.1 of the Participation Agreement, unless (i) any Lessee Event of Default has occurred and is continuing or (ii) solely to the extent the Lessor is permitted to cure or attempt to cure such Lessee Default other than by payment of money in accordance with Section 11.1(a) of the Participation Agreement, any Lessee Default has occurred and is continuing, (A) the Lessee's use, possession and quiet enjoyment of the Facility in accordance with the terms of the Lease Agreement or of the Facility Site or the Easements in accordance with the terms of the Sublease and (B) the Lessee's right, title and interest in and to the Contract and Permit Rights, in each case, shall not be disturbed or otherwise interrupted or interfered with by the Lessor or any Person claiming by, through or under the Lessor, and their respective successors and assigns; provided, however, that each reference to a Lessee Event of Default in this Section 6.1 shall, solely with respect to the Agent, any Lender or any Person claiming by, through or under the Agent or any Lender, or any of their respective successors and assigns, either in their respective capacities as the Agent or a Lender, or when and to the extent acting as Lessor, as the case may be, be deemed to exclude all Collateral Events of Default, and none of the Agent, any Lender or any Person claiming by, through or under the Agent or any Lender, or any of their respective successors and assigns, either in their respective capacities as the Agent or a Lender, or when and to the extent acting as Lessor, as the case may be, shall have any right to disturb or otherwise interfere with the Lessee's use, possession or quiet enjoyment of the Facility, the Facility Site, the Easements or the Contract and Permit Rights in accordance with the terms of this Lease and the other Operative Documents due solely to the occurrence and continuance of any Collateral Event of Default. Nothing in this Section 6.1 shall (a) limit or impair the exercise by the Agent of, or prevent the Agent from exercising, any of its remedies under the Depositary Agreement, (b) limit or impair the right of the Agent or the Lenders to accelerate the Obligations or the exercise by the Lessor or the Lessor Trustee (as applicable) of, or prevent the Lessor or the Lessor Trustee (as applicable) from exercising, any of its remedies under the Depositary Agreement (subject to the rights of the Agent) or the Lessor Trustee Documents or (c) limit or impair (subject to Section 11 of the Participation Agreement) the exercise by the Agent or any Lender of, or prevent the Agent or any Lender from exercising, their respective rights under the Senior Lender Deed of Trust or the Junior Lender Deed of Trust, as applicable, to foreclose judicially or pursuant to the power of sale set forth therein, to accept a deed in lieu thereof or otherwise acquire title and take possession of the Facility and the Facility Site, subject in all such instances to the terms of the Subordination and Non-Disturbance Agreement.

                           6.2.  Disclaimer of Other Warranties.  The
representations  and warranties of the Lessor set forth in Section 6.1 above, in
Section 3 of the Participation Agreement, the representations and warranties of the Lessor contained in any other Transaction Document and the representations and warranties of the Lessor specifically stated to be such that are contained in any other document or certificate delivered pursuant hereto or thereto by the Lessor on or after the Closing Date for the benefit of the Lessee are, in lieu of all other warranties of the Lessor, whether written, oral or implied, with respect to this Lease, any Project Document, any

Governmental Approval, any Easement, the Facility or the Facility Site or any part thereof. Subject to the foregoing, as among the Lessor and the Lessee, execution by the Lessee of this Lease shall be conclusive proof of the compliance of the Facility, any Project Document, any Governmental Approval, any Easement and the Facility Site with all requirements of this Lease, and the Lessee acknowledges and agrees that, without waiving any claim the Lessee, the Lessor or any other Person may have against any seller, manufacturer or supplier of any equipment or Component with respect to the Facility, (I) THE LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (II) THE LESSOR ASSIGNS OR LEASES AND THE LESSEE ASSUMES OR TAKES (AS APPLICABLE) THE PROJECT DOCUMENTS, THE EASEMENTS, THE GOVERNMENTAL APPROVALS, THE FACILITY, AND THE CONTRACT AND PERMIT RIGHTS, AND THE FACILITY SITE AND ANY PART THEREOF, AS IS AND WHERE IS, WITH ALL FAULTS AND THE LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND THE LESSOR HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE DESIGN OR CONDITION OF THE FACILITY OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE FACILITY OR ANY PART THEREOF, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFI CATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL THE LESSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING
LIABILITY IN TORT, STRICT OR OTHERWISE). THE LESSEE FURTHER WAIVES, DISCLAIMS, RELEASES AND RENOUNCES ANY LIABILITY, RIGHT, CLAIM, REMEDY OR OBLIGATION BASED ON TORT (INCLUDING STRICT LIABILITY), WHETHER OR NOT ARISING FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF THE LESSOR, THE AGENT OR ANY LENDER, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY OR ANY SUCH OTHER ITEM. The provisions of this Section
6.2 have been negotiated, and, except to the extent otherwise expressly provided in Section 6.1 or in this Section 6.2, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, express or implied with respect to the Facility, any Project Document, any Governmental Approval, any Easement, any Contract and Permit Rights and the Facility Site, or any part thereof, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                           6.3.  Enforcement of Certain Warranties.  The Lessor
authorizes  the Lessee  (directly or through  agents),  at the Lessee's  expense
(which expense shall constitute an Operating Expense), to assert for the Lessor's account, during the Lease Term, all of the Lessor's rights (if any) under any applicable warranty and any other claims (under this Lease or any other Operative Document) that the Lessee or the Lessor may have against any vendor or manufacturer with respect to the Facility or any part thereof and the Lessor agrees to cooperate, at the Lessee's expense (which expense shall constitute an Operating Expense), with the Lessee in asserting such rights. Any amount received (without regard to any right of set-off or other similar right of any Person against the Lessee) by the Lessee or the Lessor under any such warranty or other claim against any vendor or manufacturer shall be paid over to the Depositary and applied pursuant to the Depositary Agreement.

                  SECTION 7. Liens. The Lessee will not create, incur, assume or permit to exist any Lien, except Permitted Liens described in clause (a) of the definition thereof, on or with respect to the Facility, the Project Documents, the Governmental Approvals, the Easements or the Facility Site or any part of any of the foregoing, the Lessor's title thereto or any interest of the Lessor, the Agent or the Lessee therein, and the Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien, except Permitted Liens described in clause (a) of the definition thereof; provided that the Lessee shall be entitled to contest any Lien pursuant to Permitted Contest.

                  SECTION 8. Use, Maintenance and Operation; Improvements; Project Documents.

                           8.1.  Use and Maintenance.

                                (i)  The Lessee shall use the Facility only in
the manner for which it was designed and intended.

                                (ii)  The Lessee shall, at its own cost and
expense, repair and maintain or cause others to repair and maintain, the Facility (including the making of Improvements), the Facility Site and in accordance and compliance with (a) solely with respect to the components of the Facility then under warranty, all maintenance and service recommendations of the manufacturers or vendors of the turbines or the other components of the Facility as are required to enforce warranty claims against such manufacturers or vendors, (b) subject to Permitted Contests, all Applicable Laws and all Governmental Approvals applicable to the Lessee (or such operator), the Facility, the Facility Site and the Easements (including the FERC Permit), (c) Prudent Operating and Maintenance Practices for similar facilities, (d) all applicable maintenance standards with respect to other similar equipment or facilities owned or leased by the Lessee or any Affiliate of the Lessee, (e) all requirements for the Facility to meet the operational and efficiency standards applicable to a cogeneration plant that is a Qualifying Facility, (f) in accordance with all Operative Documents, (g) any requirements of any insurance policies required by Section 10, and (h) any requirements necessary for the Facility to have the value, capacity, utility and functional ability to perform, in normal commercial operation, the functions for which it was specifically designed for the remaining useful life of the Facility.

                                (iii)  Except following the occurrence of an
Event of Loss, the Lessee shall, at its sole cost and expense (whether or not such repair is covered by insurance), with reasonable promptness, repair or cause others to repair the Facility, Components or any part thereof, replacing those Components which shall have become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use by damage or obsolescence (any such replacement part or Component being herein referred to as a "Replacement Part"); provided, however, that no such replacement shall be permitted hereunder unless the Replacement Part has a value, utility and remaining economic useful life at least equal to the part being replaced and shall be in the condition and repair required to be maintained by the terms hereof. Any Replacement Part installed or affixed by the Lessee upon the Facility or any part thereof in connection with repairing the Facility or any such part shall be considered an accession to the Facility, and title to each Replacement Part shall, upon installation or affixation thereof, automatically vest in the Lessor free and clear of all rights of others except the rights of the Lessee and the Agent under the Transaction Documents. As long as no Lessee Event of Default then exists, effective upon installation or affixation of any Replacement Part, the Lessor shall be deemed to have disclaimed ownership of the original part so replaced and title to the original part shall automatically vest in the

Lessee free and clear of all rights of the Lessor and the Lessor shall take all actions reasonably required by the Lessee to release the interests of the Lessor, the Agent and the Lenders in and to each such replaced part.

                                (iv)  In the event of any damage to or
destruction to the Facility, or any part thereof, by fire or other casualty, unless such damage or destruction constitutes an Event of Loss, the Lessee shall, at its own expense and whether or not such damage or destruction is covered by insurance, with reasonable promptness, repair, restore, replace, or rebuild the same so that upon the completion of such repair, restoration, replacement or rebuilding, the Facility shall be in the condition required by the foregoing provisions of this Section 8.1 and so that the productive capacity, value, utility, and remaining economic useful life of the Facility shall be at least equal to the greater of (x) the actual productive capacity, value, utility, and remaining economic useful life of the Facility immediately prior to the repair, or (y) the productive capacity, value, utility, and remaining economic useful life the Facility would have had if it had been maintained in the condition so required.

                                (v)  The Lessee will maintain or cause to be
maintained records concerning the maintenance of the Facility and compliance with Applicable Laws and Governmental Approvals in respect of all periods from and after the Closing Date. Any records concerning the maintenance of the Facility shall be maintained by the Lessee for a period of five (5) years, and any record concerning compliance with any Applicable Law shall be maintained for the period mandated by Applicable Law, before the Lessee may dispose of such records. Prior to such disposal, the Lessee shall offer to supply such records to the Lessor at the Lessor's expense. The Lessor shall not be obligated to perform or cause the performance of any maintenance or repair of the Facility or any part thereof, nor shall the Lessor be obligated to pay for any such repair or maintenance.

                                (vi)  The Lessee will maintain in good order and
repair, and will replace, when and to the extent necessary in accordance with the standards of Section 8.1(ii), the Additional Assets with Replacement Additional Assets. The Lessee shall maintain a sufficient inventory of Additional Assets or Replacement Additional Assets as is consistent with Prudent Operating and Maintenance Practices in order to permit the Facility to operate consistently and reliably in accordance with the standards set forth in this
Section 8.1 and the Lessee shall be responsible for all costs and expenses associated therewith, which costs and expenses shall constitute Operating Expenses.

                           8.2.  Improvements.

                                (i)  With the prior written consent of the
Lessor and, so long as any Obligations remain outstanding, the Agent, in each case, pursuant to the Approval Procedure, the Lessee may affix or install or permit others to affix or install any Improvement if (a) such Improvement does not impair the value or utility of the Facility at the time such Improvement is affixed or installed, assuming the Facility is in the condition required by this Lease, and does not reduce the remaining economic useful life of the Facility and does not render it limited use property within the meaning of Revenue Procedure 76-30, as amended, (b) such Improvement does not adversely affect the status of the Facility as a Qualifying Facility, (c) such Improvement would be readily removable from the Facility without materially diminishing or impairing the value, utility or remaining economic useful life of the Facility below the value, utility or remaining economic useful life thereof immediately prior to such Improvement, and (d) such Improvement would not result in a default or breach under any of the Operative Documents. Notwithstanding the foregoing, no consent of the Lessor or the Agent shall be required for any Improvement pursuant to this Section 8.2(i) if the cost of such Improvement, together with all other

Improvements made pursuant to this Section 8.2(i) during the calendar year in which such Improvement will be made, does not exceed $75,000 and the requirements specified in clauses (a) through (d) of the preceding sentence are satisfied.

                                (ii)  The Lessee shall, at its sole cost and
expense, promptly affix or install, or cause others to affix or install, any Improvement that is required to be made by the requirements of any Governmental Approval or Applicable Law ("Required Improvements") or as otherwise required pursuant to Section 8.1; provided, however, that the Lessee may at its sole cost and expense contest in a Permitted Contest the applicability of any Governmental Approval, Applicable Law, or other such requirements as may entail the installation of any Required Improvement. Subject to the foregoing (including the right of the Lessee to contest the requirement to make any such Improvement pursuant to a Permitted Contest), all such Improvements shall comply with Applicable Law and all applicable Governmental Approvals.

                                (iii)  Title to any Severable Improvement
(other than any Improvement that is required to be made by Section 8(ii)) shall remain vested in the Lessee and such Improvement may be removed at any time during the Lease Term so long as (a) such Severable Improvement is not required to be affixed or installed pursuant to Section 8.2(ii), and (b) no Lessee Event of Default shall have occurred and be continuing; provided that, as soon as practicable after the removal of any Severable Improvement the Lessee, at its expense, shall repair any damage to the Facility caused by such removal, and shall restore any material diminishment in the value, utility or economic useful life of the Facility caused by such removal. Title to a Severable Improvement required to be affixed or installed pursuant to Section 8.2(ii) shall vest in the Lessor. Upon the expiration or termination of this Lease, the Lessor shall have the right to purchase any Severable Improvement owned by the Lessee in accordance with the terms hereof for a cash price equal to the then Fair Market Sales Value thereof, as determined in accordance with the Appraisal Procedure. Title to all Non-Severable Improvements shall, upon attachment or affixation thereof, automatically vest in the Lessor.

                                (iv)  The Lessee shall, in respect of all
periods from and after the Closing, maintain records of all Improvements made during such period, under the system of accounting from time to time in use by the Lessee sufficient to indicate their physical and functional nature, their cost, and their disposition. On or before the date each property report is delivered by the Lessee to the Agent and the Lessor pursuant to Section 9.3 of the Participation Agreement, the Lessee shall furnish the Agent and the Lessor with a report describing in reasonable detail all Improvements made to the Facility, the Facility Site or, to the extent made by the Lessee, to the Easements, of the character referred to in Section 8.2(ii) involving, in the case of any individual Improvement, a cost to the Lessee in excess of $50,000, that have been made during the period from the Closing Date in the case of the first such report, or during the period from the last previous report, in the case of subsequent reports.

                                (v)  With respect to any proposed Improvement
which requires the consent of the Agent and the Lessor pursuant to Section 8.2(i) or any Required Improvement, that the Lessee proposes to finance as Permitted Indebtedness, the Lessee shall send the Agent and the Lessor a complete description of the proposed Improvement, including (a) a certification as to whether such Improvement is a Required Improvement and is a Severable or Non-Severable Improvement, (b) purchase orders or fixed price construction or similar agreements for the acquisition and installation of the proposed Improvement (together with a description of any surety bonds in respect of the performance of each contractor thereunder), (c) a certification as to the cost and the proposed means of paying the cost of the Improvement, (d) a certification of the compliance (and any legal, engineering and financial bases for such compliance) of such Improvement with the terms of this Section 8.2, (e) the review and approval by the Independent Engineer of any Improvement that has a cost in excess of $350,000, and (f) such other information with respect to the proposed Improvement as may be reasonably requested by the Lessor or the Agent. The Approval Procedure shall apply with respect to any request for a consent pursuant to this Section 8.2.

                           8.3.  Personal Property.  The Lessee agrees that the
Facility shall be, and shall continue to be throughout the term of this Lease, personal property to the fullest extent permitted by Applicable Law. The Lessee shall not permit the Facility, or any portion thereof, to be attached to, installed in, or used, stored or maintained with, any personal property which is not subject to this Lease or any other Operative Document in such manner or under such circumstances that such portion would become an accession to such other personal property. Except for personal property removed from the Facility Site in accordance with the terms of the Operative Documents (including any Component or Improvement removed for off-site repairs or any personal property stored on property other than the Facility Site in the ordinary course of the Lessee's business), the Lessee shall at all times keep all material portions of the tangible personal property of the Lessee at the Facility Site.

                           8.4.  Marking.  The Lessee agrees that it will place
a plaque in a location visible to all visitors to the Facility with the following legend:

         "THIS FACILITY IS LEASED BY BAF ENERGY A CALIFORNIA LIMITED PARTNERSHIP TO CALPINE KING CITY COGEN, LLC PURSUANT TO A LEASE DATED AS OF APRIL 24, 1996 AND IS SUBJECT TO (I) AN AMENDED AND RESTATED LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING, MADE AS OF APRIL 24, 1996, BY BAF ENERGY A CALIFORNIA LIMITED PARTNERSHIP, AS TRUSTOR, TO STEWART TITLE OF CALIFORNIA, AS TRUSTEE, IN FAVOR OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS AGENT FOR THE SENIOR LENDER, AND (II) A TERM LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING, MADE AS OF APRIL 24, 1996, BY AND BETWEEN BAF ENERGY A CALIFORNIA LIMITED PARTNERSHIP, AS TRUSTOR, TO STEWART TITLE OF CALIFORNIA, AS TRUSTEE, IN FAVOR OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS AGENT FOR THE JUNIOR LENDER.

Promptly upon the payment in full of the Obligations, the Lessee shall replace such plaque with a plaque in a location visible to all visitors to the Facility with the following legend:

   "THIS FACILITY IS LEASED BY BAF ENERGY A CALIFORNIA LIMITED PARTNERSHIP TO CALPINE KING CITY COGEN, LLC PURSUANT TO A LEASE DATED AS OF APRIL 24, 1996"

Additionally, the Lessee shall maintain any equipment markings as from time to time may be required by Applicable Law or otherwise reasonably deemed necessary by the Lessor in order to protect the title of the Lessor to the Facility and each part thereof and the rights of the Lessor.

                           8.5.  Inspection.  Subject to Sections 9.4 and 20.12
of the Participation Agreement, the Lessor and, so long as any Obligations shall be outstanding, the Agent or any Lender (or their respective authorized representatives) shall have the right upon reasonable prior notice to the Lessee to inspect the Facility and the books and records of the Lessee relating to the Facility and to the Lessee's compliance with the Lessee Operative Documents and make copies of and extracts therefrom and may discuss the Lessee's affairs, finances and accounts with its executive officers and employees, attorneys and accountants during the business hours of the Lessee, all at such party's expense; provided, however, if a Lessee Event of Default has occurred and is continuing, the Lessor, and, if such Lessee Event of Default constitutes a Loan Event of Default, the Agent or any such Lender may make such an inspection, at the Lessee's expense, without notice, but during business hours. Any inspections by the Lessor, the Agent or any Lender shall be conducted in a manner that does not interfere with the Lessee's business or operation or maintenance of the Facility and shall be subject to the Lessee's reasonable security and safety precautions. Neither the Lessor, the Agent nor any Lender shall have any duty whatsoever to make any inspection or inquiry referred to in this Section 8.5 and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

                           8.6.  No Waste.  The Lessee shall not cause or permit
any waste to the Facility or the Facility Site.

                  SECTION 9.  Event of Loss.

                           9.1.  Damage or Loss.  In the event that (a) an Event
of Loss shall occur or (b) any material part of the Facility, the Facility Site shall suffer destruction, damage, loss or Taking for any reason whatsoever (and such occurrence does not constitute an Event of Loss), or Lessee receives any Notice of Intended Taking, such fact shall promptly, but in no event more than five (5) Business Days after the Lessee shall have actual knowledge of the occurrence of such event, be reported by the Lessee to the Lessor and to the Agent in writing, including the description of the circumstances surrounding such Event of Loss, destruction, damage or Taking. In the case of any Taking, the Lessor, the Agent, Basic American and the Lessee shall each have the right to represent its respective interest in each proceeding or negotiation with respect to such Taking, as applicable. No agreement, settlement, sale or transfer to or with the condemning authority shall be made without the prior written consent of the Lessor, the Lessee, Basic American and the Agent, to the extent that their respective interests in the Facility, the Facility Site is affected.

                           9.2.  Determination to Repair or Replace.

                                (a)  The Lessee shall determine, within forty-
five (45) days after the date the Lessee acquires actual knowledge of occurrence of (i) any damage to, or destruction of, the Facility, the Facility Site or any material part thereof, or (ii) any Taking of any part of the Facility or the
Facility Site whether an Event of Loss shall be deemed to have occurred as a result of such event. The Lessee shall immediately notify the Lessor of its determination made pursuant to this Section 9.2 and in the event that the notification states that an Event of Loss has not occurred with respect to an event covered by Section 9.2(a)(i), such notice shall be accompanied by (a) a certificate of an engineering official of the Lessee confirming such determination if the estimated cost of repairing such damage or destruction is $350,000 or less, or (b) a certificate of an independent engineer hired by the Lessee and reasonably acceptable to the Lessor, confirming such determination if the estimated cost of repairing such damage or destruction is greater than $350,000; and, in the event that the notification states that an Event of Loss has not occurred with respect to an event covered by Section 9.2(a)(ii), such notice shall be accompanied by a certificate of an independent engineer hired by the Lessee and reasonably acceptable to the Lessor, confirming such determination. Notwithstanding the foregoing, this Section 9.2(a) shall not apply so long as any Obligations remain outstanding, during which period Section 9.2(c) below shall apply.

                            (b)  If any material portion of the Facility or the
Facility Site is damaged or destroyed or becomes subject to a Taking, and the Lessee is unable to repair, restore or replace the same to the condition required by this Section 9.2 or Section 9.3 or the Lessee fails to deliver the notice and certification as provided in Section 9.2(a), then an Event of Loss with respect to the entire Facility or Facility Site shall be deemed to have occurred if, following such event, (i) the net cash flow expected to be generated by the Facility, together with the proceeds of the Collateral reasonably expected to be available to pay Rent Portion C, all available business interruption insurance proceeds and all amounts and/or compensation payable or awarded as compensation for a requisition for use pursuant to any such Taking is not sufficient to allow the Lessee to meet its Rent payment obligations for the remaining Lease Term, or (ii) the value, utility or remaining economic useful life of the Facility or the value of the Facility Site shall be diminished in any material respect from the value, utility or economic useful life that existed prior to the Event of Loss as to any material part of the Facility or the Facility Site; provided, that no Event of Loss as to the entire Facility or the Facility Site shall be deemed to have occurred pursuant to this clause (ii) if the Lessee shall have requested the Lessor in writing, within ten (10) days after such partial Event of Loss to appoint an independent appraiser to determine the diminution in the Fair Market Sales Value of the Facility and the Facility Site immediately prior to the occurrence of such Event of Loss and the Fair Market Sales Value immediately following such Event of Loss (such diminution, the "Loss in Value"), and within ten (10) days after the receipt of such appraisal the Lessee shall have paid to the Lessor the amount of the Loss in Value. For the purpose of clause (i) above, the expected net cash flow and available proceeds of the Collateral shall be calculated on the basis of performance and revenues experienced during the preceding portion of the Lease Term or one year period, whichever is less (and with respect to the Collateral shall take into account (1) whether an event described in clause (a) or (b) of the definition of Bond Event of Default shall have occurred and (2) the debt ratings of the remaining Bonds then constituting the Collateral, to the extent such debt ratings any are below BBB as rated by Standard & Poors' Ratings Group or the equivalent rating by Moody's Investors' Service, Inc.) and expected payments under the Power Purchase Agreement (which, if and to the extent the Power Purchase Agreement does not provide for fixed rates, shall be based on reasonable data from the California Public Utilities Commission, the California Energy Commission and other relevant sources). The expected net cash flows, available insurance proceeds and amounts payable pursuant to any such Taking shall be determined by the Lessee, unless the Lessor shall reasonably request that such determination be made by an independent, nationally recognized third-party consultant or firm of accountants (the costs of which shall be divided equally between the Lessor and the Lessee) selected by the Lessee and reasonably satisfactory to the Lessor. Notwithstanding the foregoing, this
Section 9.2(b) shall not apply so long as any Obligations remain outstanding, during which period Section 9.2(c) below shall apply.

                  (c) So long as any Obligations remain outstanding, if any portion of the Facility or the Facility Site is damaged or destroyed or becomes subject to a Taking, then:

                           (i) If such damage, destruction, casualty or Taking does not constitute an Event of Loss and there does not exist a Loan Event of Default, Net Proceeds relative to a single loss of $350,000 or less shall be applied by the Lessee for the sole purpose of paying the necessary costs of repair, restoration or replacement of the Facility (to the extent such Net Proceeds were paid in respect of physical loss or damage). If there does not exist a Loan Event of Default and if there shall occur any damage, destruction, casualty or Taking with respect to which Net Proceeds in excess of $350,000 are payable and if (A) the Lessee promptly (and, in any event, within 30 days after notice to the Lessee that Net Proceeds have been deposited in the Insurance Proceeds Account) gives written notice to the Lessor and the Agent that the Lessee wishes to repair, restore, or replace the Facility to the condition in which it was immediately prior to such damage, destruction, casualty or Taking; (B) business interruption and insurance proceeds will be payable during the period necessary to repair, restore or replace the Facility (except for any waiting period with respect to such insurance coverage); (C) the Net Proceeds of such business interruption insurance together with funds otherwise available to the Lessee will be sufficient to pay all of the Obligations during the period necessary to repair, restore or replace the Facility; (D) the Net Proceeds of insurance policies covering physical loss or damage to the Facility together with, in case of any deductible with respect to such insurance coverage, funds otherwise available to the Lessee, will be sufficient to cover all costs and expenses necessary to repair, restore or replace the Facility and the repair, restoration or replacement of the Facility is technically feasible; (E) after giving effect to any proposed repair, restoration or replacement, such damage, destruction or Taking will not result in a Loan Default or Loan Event of Default, or a default under any other Operative Document; (F) the Lessor, the Agent and each Lender shall receive an opinion of counsel in form and substance reasonably satisfactory to each of them to the effect that no Governmental Approval, amendment to this Lease or any Operative Document or any other instrument is necessary for the purpose of subjecting the repairs, restoration or replacement to the Liens of the Security Documents except such, if any, as may be delivered to the Agent with such opinion of counsel; and (G) the Lessor and the Agent shall have received from the Lessee and the Independent Engineer such certificates or other evidence as the Agent may reasonably require regarding the foregoing matters, then Net Proceeds covering physical loss or damage to the Facility shall be delivered to the Lessee and applied by the Lessee for the sole purpose of paying for the necessary cost of repair, restoration or replacement of the Facility. After making such payments to the Lessee, any excess Net Proceeds shall be applied by the Depositary to prepay the Obligations as provided in Section 3B(a) of the Senior Lender Loan Agreement and Section 2B(a) of the Junior Lender Loan Agreement.

                           (ii) If such damage, destruction, casualty or Taking constitutes an Event of Loss, then Net Proceeds shall be applied in accordance with Section 3B of the Loan Agreement. If there shall occur any damage, destruction, casualty or Taking with respect to which Net Proceeds for any single loss in excess of $350,000 are payable, and if the Lessee (x) has not notified the Lessor and the Agent promptly (and, in any event, within the 30-day period following notice to the Lessee of receipt of Net Proceeds) that it wishes to repair, restore or replace the Facility or (y) has not otherwise complied with the provisions of Section 9.2(c)(i) relative to repair, restoration or replacement of the Facility, or if Net Proceeds are received during the continuation of a Loan Event of Default, then the Net Proceeds shall be applied to prepay the Obligations as provided in Section 3B(a) of the Senior Lender Loan Agreement and Section 2B(a) of the Junior Lender Loan Agreement.

                           9.3.  Repair Period.  In the event the Lessee
determines pursuant to Section 9.2(a), or is permitted pursuant to Section 9.2(c), following damage to, or a Taking of, the Facility, the Facility Site or any material part thereof that does not constitute an Event of Loss, to proceed with the repair or replacement of such damage or affected portion of the Facility, which repair or replacement shall be in a manner consistent with the provisions of Section 8, the Lessee shall continue to make all payments of Rent due and all lease payments due and payable under the Sublease and shall immediately, at its own expense, commence and diligently pursue the repair, restoration or replacement of the Facility, the Facility Site or any such part thereof so that upon the completion of such repair, restoration or replacement, the Facility, the Facility Site or any such part thereof shall be in the condition required by the provisions of Section 8.1 and so that (i) the value, utility and remaining economic useful life of the Facility, the Facility Site or any such part thereof shall be at least equal to the value, utility and remaining economic useful life of the Facility, the Facility Site or any such part thereof immediately prior to such occurrence, (ii) the status of the
Facility as a Qualifying Facility is not adversely affected, and (iii) the Facility may continue to deliver electrical power pursuant to and in accordance with the Power Purchase Agreement. In the event that the Depositary shall receive insurance proceeds with respect to such property, the Depositary shall release such proceeds to the Lessee, for the purpose of repairing such property, so long as (1) in the event any Obligations are outstanding, no Loan Event of Default shall have occurred and be continuing; and (2) after the Obligations shall have been paid in full, (A) no Lessee Event of Default capable of cure by the payment of money and no Lessee Event of Default specified in Section 14.1(viii) shall have occurred and be continuing, (B) if any other Lessee Event of Default shall have occurred and be continuing, the Depositary shall be entitled to hold such insurance proceeds for a period of one hundred twenty
(120) days during which period the Lessor was not prevented under Applicable Law from, and elected not to, exercise its remedies against any collateral pledged to or for the benefit of such Person (or, in the case of the Lessor, its remedies under the Lease) and (C) that upon expiration of such one hundred twenty (120) day period, such insurance proceeds shall be released to the Lessee for purposes of repairing such property. If such insurance proceeds exceed
$350,000, the Lessor or the Depositary, as the case may be, shall not be required to release any portion of such proceeds to the Lessee unless the Lessor and, if any Obligations are then outstanding, the Agent shall first approve a plan pursuant to the Approval Procedure for the repair of the damaged property presented by the Lessee. Any such plan shall (a) take into account, among other things, (x) the availability of one or more fixed-price contracts for such repair and of surety bonds in respect of the performance by each Person performing such repairs, (y) the availability of business interruption insurance proceeds or other income sufficient for the payment of Rent during the period of any such repair or replacement, (b) include (i) a certification of the Lessee as to whether such Improvement is a Required Improvement and is a Severable or Non-Severable Improvement, (ii) purchase orders or construction or similar agreements for the acquisition and installation of the proposed Improvement,
(iii) a certification of the Lessee as to the cost and the proposed means of paying the cost of such repair (to the extent insurance proceeds held by the Depositary or the Lessor do not exceed such cost), (iv) a certification of the Lessee of the compliance (and any legal, engineering and financial bases for such certification) of such repair with the terms of this Section 9.3, (v) the review and approval by the Independent Engineer of any repair that has a cost in excess of $350,000, and (vi) such other information with respect to the proposed repair as may be reasonably requested by the Lessor or the Agent, and (c) be approved by the Agent and the Lessor pursuant to the Approval Procedure. The Lessee shall cause the repair, restoration or replacement of the Facility, the Facility Site or any such part thereof suffering damage or Taking to conclude within the period for which business interruption insurance proceeds or other income is available to pay Rent, but in no event later than twenty-four (24) months from the date of occurrence of the damage or destruction thereto; provided, however, that if (i) the Lessee shall have commenced the repair, restoration or replacement of the Facility, the Facility Site or any such part thereof and be diligently pursuing such repair, restoration or replacement, but is prevented from completing such repair, restoration or replacement within any such period due to the inability of the Lessee to obtain parts and materials necessary for such repair, restoration or replacement or any other event beyond the reasonable control of the Lessee and (ii) so long as (1) in the event any Obligations are outstanding, no Loan Event of

Default shall have occurred and be continuing, and (2) after the Obligations shall have been paid in full, no Lessee Default shall have occurred and be continuing, then the time for repair, restoration or replacement shall be extended by the number of days (not to exceed an additional one hundred eighty
(180) days unless the Lessor and the Agent shall otherwise agree, which agreement will not be unreasonably withheld or delayed) necessary to complete such repair, restoration or replacement taking into account such inability to obtain such parts and materials or the time required for the Lessee to address any such other event and the Lessee's ability to continue paying Rent from business insurance proceeds or other income; provided, further, that the Lessee shall in any event repair, restore or replace the Facility, the Facility Site or any such part thereof within such period, including any extension thereof. The obligation of the Lessee to pay Basic Rent during any such period shall remain in full force and effect.

                           9.4.  Application of Funds.   All Net Proceeds shall
be applied, as among the Agent, the Lessor and the Lessee, in accordance with the Depositary Agreement.

                           9.5.  Taking or Damage Not Constituting An Event of
Loss. In the event that the Facility, the Facility Site, any Easement or a portion of any of the foregoing shall be subject to destruction, damage, loss or Taking, as applicable, not constituting an Event of Loss, this Lease shall continue, and each and every obligation of the Lessee hereunder and under each Operative Document to which the Lessee is a party or is intended to be a party shall remain in full force and effect. In the event that any Net Proceeds shall be received in respect of such event, and after all Obligations have been paid in full, such Net Proceeds less that amount necessary to hold, in each case, the Lessor harmless from any federal and state Tax detriment suffered by the Lessor as a result of the prepayment of any amounts paid to the Lessor pursuant to this
Section 9.5 prior to the date such amount would have been paid had such application of Net Proceeds not occurred, shall be applied first to the prepayment of Rent Portion B in inverse order of maturity, then to the prepayment of Rent Portion C in inverse order of maturity, and then (in the event that a Lessee Act shall have occurred) to the Residual Value, and any excess to the Lessor or if Special Termination Value has been paid to the Lessor, to the Lessee. Upon any such application of Net Proceeds, the remaining amounts of Rent Portion C shall be adjusted pursuant to the Adjustment Procedure.

                           9.6.  Payment of Termination Value or Special
Termination Value. If an Event of Loss shall occur, the Lessee shall (i) cause to be paid to the Lessor (solely by resorting to the Collateral and the Guarantee) within fifteen (15) Business Days after the determination that an Event of Loss has occurred, the Collateral Equity Component of the Termination Value or, if such Event of Loss resulted from a Lessee Act, of the Special Termination Value, and (ii) pay the remainder of Termination Value or Special Termination Value (including the Collateral Equity Component to the extent not paid in full by resorting to the Collateral as provided in clause (i)), not paid pursuant to clause (i), as appropriate, to the Depositary for distribution pursuant to the Depositary Agreement, on or prior to the earlier of the ninetieth (90th) day after such Event of Loss and the day on which the Net Proceeds with respect thereto are made available, together with (a) any Rent then due through and including such date of determination, and (b) interest on such amount of Termination Value or Special Termination Value, as applicable, payable to each such Person for the period from the date of determination to but excluding such date of payment at a rate per annum equal to the Debt Rate. The Lessee and the Lessor each shall immediately pay over to the Depositary any and all Net Proceeds received by the Lessee or the Lessor, as the case may be, from any Governmental Authority, insurer or other Person as a result of such Event of Loss during the period after the occurrence of such Event of Loss and prior to payment by the Lessee of all amounts payable pursuant to this Section 9.6. To the extent that after the application of such Net Proceeds to the payment in full of all Obligations, excess Net Proceeds remain available, such excess Net Proceeds shall be applied to pay accrued and unpaid Rent and then to pay the Lessor, to the extent not previously paid (x) if the relevant Event of Loss resulted from a Lessee Act, the Special Termination Value and (y) if the relevant Event of Loss did not result from a Lessee Act, the Termination Value; provided, that if the Lessee shall have paid or caused to be paid the Special Termination Value or Termination Value, as applicable, to the Lessor, then such Net Proceeds shall be paid to the Lessee to the extent of such payment; and provided, further, that any additional remaining Net Proceeds after payment of Special Termination Value or Termination Value, as the case may be, shall be paid to the Lessee if Special Termination Value shall have been paid or the Lessor if Termination Value shall have been paid. In the event that a payment of such Net Proceeds (after payment of all accrued and unpaid Rent due to the Lessor) shall not be sufficient to pay in full the Termination Value or the Special Termination Value, as the case may be, then the amount of such Net Proceeds, less that amount necessary to hold, in each case, the Lessor harmless from any federal and state Tax detriment suffered by the Lessor as a result of the prepayment of any amounts paid to the Lessor pursuant to this Section 9.6(c) prior to the date such amount would have been paid had such application of Net Proceeds not occurred, shall be applied first to the prepayment of Rent Portion B in inverse order of maturity, then to the prepayment of Rent Portion C in inverse order of maturity, and then (in the event that a Lessee Act shall have occurred) to the Residual Value, and any excess to the Lessor or if Special Termination Value has been paid to the Lessor, to the Lessee. Upon any such application of Net Proceeds, the remaining amounts of Rent Portion C shall be adjusted pursuant to the Adjustment Procedure.

                           9.7.  Actions Following Payment of Termination Value
 or Special Termination Value.

                                (i)  Upon receipt by the Depositary of the
portion of the Special Termination Value or the Termination Value paid, as applicable, pursuant to Section 9.6(ii) or 15, all Obligations then outstanding (including the Yield Maintenance Amount) and all other amounts then payable to the Agent or any Lender under the Loan Documents or the Participation Agreement shall be prepaid in full in accordance with the Loan Documents. Following payment of Special Termination Value pursuant to Section 9.6(ii) or Section 15 and the payment in full of the Obligations as provided in the preceding sentence, and the payment in full of all other Rent then due and payable, this Lease shall terminate, the Lessee shall purchase the Facility Site as provided in Section 13.3 and thereupon the Lessor shall transfer the Facility to the Lessee or its designee as provided in Section 13.6.

                                (ii)  Upon the occurrence of an event or
circumstance  requiring  payment of Termination Value pursuant to Section 9.6 or
Section 15 below, and subject to:

                                (a)  the Lessee's timely payment in full of the
Termination Value and payment in full of the Obligations, together with all interest due thereon and all other Rent then due and payable,

                                (b)  the Lessee Event of Default which resulted
in payment of Termination Value having resulted from actions or omissions of any Person (other than the failure of such Person to pay money) other than the Lessee or any Affiliate of the Lessee or from any other event beyond the reasonable control of the Lessee or any Affiliate of the Lessee (such action, omission or event, the "Other Event"),

                                (c)(1) no other Lessee Event of Default shall
have occurred and be continuing under the Transaction Documents to which it is a party, except as and to the extent the Lessee is unable to perform due to the Other Event and (2) if the Lessee shall have been prevented from complying with the Residual Value Obligations solely as a result of any Other Event, the Lessee
(x) promptly requesting in writing that the Lessor appoint an independent engineer reasonably acceptable to the Lessee and that the independent engineer evaluate the magnitude of the adverse impact of the failure so to comply with such Residual Value Obligations on the value, utility and remaining economic useful life of Facility and recommend means for complying, and a cure for failure to comply, with the Residual Value Obligations, (y) diligently pursuing such recommendations of the independent engineer and (z) promptly paying to the Lessor the amount determined by the independent engineer as necessary to hold the Lessor harmless from such adverse impact after implementation of such recommended actions or the expiration of thirty (30) days, whichever first occurs, (provided that the Lessee shall not be excused from the performance of any obligation if the Lessee's failure to perform could have been cured with the payment of money),

                                (d)  the Lessor not being subject to any adverse
regulation (including as a Regulated Entity) as a result of such Lessee Event of Default, provided that the Lessor shall not be deemed to be so subject to such regulation if the adverse effect of such regulation on the Lessor (1) is monetary, the Lessee shall have indemnified the Lessor for such adverse effect and either satisfied the requirement of Section 8.23 of the Participation Agreement or provided an Acceptable Security therefor to the extent of such monetary effect or (2) involves reporting or filing requirements that are not burdensome with respect to the administration and/or conduct of the Lessor's business, and the Lessee shall cooperate with the Lessor in, and shall pay or reimburse the Lessor for all costs and expenses of, complying with such requirements,

                                (e)(1) the Lessee being in full and timely
compliance with Section 8.23 of the Participation Agreement, or (2) the Lessee having provided Acceptable Security to the Lessor (and, in such event, the receipt by the Lessee of proceeds of insurance shall be taken into consideration in calculating the level of such Acceptable Security), and

                                (f)  if the event requiring payment of
Termination Value was a Lessee Event of Default under clause (xiv), (xv), (xvi),
(xvii), (xviii), (xxi), (xxii) or (xxiii) of Section 14.1, in each case solely with respect to the Guarantor, the Guarantee being replaced by or supplemented with Acceptable Security issued by a Person with a Guarantor Debt Rating, then the Lessee may at its election, to be exercised in its sole discretion, either retain possession of the Facility, in which event this Lease shall continue in full force and effect (except for the Lessee's obligation to pay Basic Rent which shall be fully satisfied upon payment of all amounts referenced in clause (a) above) or return the Facility pursuant to Section 5; provided, however, that if after any such retention of possession there shall occur one or more other events or circumstances which, but for the prior payment in full of the Termination Value, would have required payment of the Termination Value pursuant to Section 9.6 or Section 15, the Lessee's right to elect to retain possession of the Facility shall be determined in accordance with the provisions of clauses (a) through (f) above as if the occurrence of such other events or circumstances were the first such occurrence. The Lessor shall respond to any reasonable request of the Lessee for verification that the conditions set forth in Section 9.7(ii) have been satisfied, provided that the foregoing shall not limit or impair the rights of the Lessor under this

Section 9.7 or otherwise under this Lease or extend the period for any performance of or payment by the Lessee, including any grace period applicable to any Lessee Default.

                  SECTION 10.  Insurance.

                           10.1.  Required Insurance.  The Lessee shall carry
and maintain insurance coverages as described in Schedule 8, in each case with insurers of recognized responsibility, and in such form as shall be reasonably satisfactory to the Lessor. If any of the insurance required to be carried under this Section 10 is not at any time commercially available on commercially feasible terms and conditions, including rates and deductibles in the commercial insurance industry, the Lessor shall not unreasonably withhold its agreement to waive the requirement to maintain the insurance required pursuant to this
Section 10, to the extent such insurance is not so reasonably available on commercially feasible terms and conditions; provided, that such waiver shall be given if (i) the Lessee shall request it in writing from the Lessor and (ii) the Lessee shall in any event maintain insurance of the types, in amounts and at the coverages comparable to the best and most comprehensive insurance maintained at the other gas-fired power facilities in California either the majority interest in which is owned by the Lessee or any of the Lessee's Affiliates or as to which any such Person shall have full authority and control with respect to the terms of insurance required for such project, as adjusted to reflect varying degrees of risk that depend solely on the geographic location of such other facilities (as certified by an independent insurance consultant selected by the Lessee and reasonably acceptable to the Lessor). Any such waiver (whether pursuant to the proviso to the preceding sentence or not) shall be effective only so long as such required insurance shall not be reasonably available on commercially feasible terms and conditions in the commercial insurance market, as may be determined from time to time by such independent insurance consultant. Nothing herein shall require the Lessee to carry more or better insurance coverages than the coverages expressly described in Schedule 8 on the Closing Date, provided, however, that to the extent that such Schedule 8 reflects any waivers or departures from the insurance coverages or any of the terms and conditions relating thereto specified in Section 10.1 or in Section 10.2, such waivers or departures shall be in effect only to the extent and for so long as expressly set forth such Sections 10.1 or 10.2, as applicable.

                           10.2.  Insurers; Endorsements; Insurance
Certificates. The Lessee shall furnish the Lessor with copies of all insurance policies required pursuant to this Lease and evidence of payment of all premiums due thereon and shall, with respect to any renewal policy or policies, furnish certificates evidencing such renewal as soon as practicable prior to the expiration date of the policy or policies required to be carried by the Lessee. Any policies with respect to such insurance shall (i) be placed with insurers having a Best's rating of at least AVII and qualified to insure such risks in California or otherwise acceptable to the Lessor, (ii) name the Lessor as additional insured as its interests may appear (except for workers' compensation insurance), with the understanding that any obligation imposed upon the insured (including, the liability to pay premiums, commissions, assessments or calls) shall be the sole obligation of the Lessee and not that of any other insured,
(iii) with respect to property damage or business interruption insurance required to be maintained pursuant to Schedule 8 hereof, provide that the Lessor will be the sole loss payee, (iv) provide for at least thirty (30) days' prior written notice by the insurance carrier to the Lessor in the event of cancellation, expiration, lapse for non-payment or material modification in the insurance policies, (v) if available at commercially feasible rates, provide that, except with respect to policies of workers' compensation insurance, the interests of the Lessor shall not be invalidated by any action or inaction of the Lessee or any other named insured, and shall insure the Lessor, regardless of any breach or violation by the Lessee or any other named insured of any warranties, declarations or conditions contained in the policies relating to such insurance (it being acknowledged and agreed by the Lessor that as of the Closing Date, such an endorsement is not so available, and that the Lessee shall not have any responsibility to provide any such coverage until such time as the Lessee is required to renew the insurance carried pursuant to this Section 10 and such endorsement is then so available), (vi) waive any right to claim any premiums or commissions against the Lessor, (vii) contain a waiver of any rights of subrogation of the insurer against the Lessor and (viii) if available at commercially feasible rates, contain a waiver of any rights of the insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise in respect of any liability of the Lessor (it being acknowledged and agreed by the Lessor that as of the Closing Date, such an endorsement is not so available, and that the Lessee shall not have any responsibility to provide any such coverage until such time as the Lessee is required to renew the insurance carried pursuant to this Section 10 and such endorsement is then so available). Each such policy (A) shall be primary without right of contribution from any other insurance which is carried by the Lessor with respect to its interest as such in the Facility and (B) solely with respect to third party personal injury insurance shall expressly provide that all of the provisions thereof except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. The Lessee shall, on or prior to the Closing Date and as soon as practicable prior to the renewal date for each insurance policy required to be maintained by the Lessee under this Section 10, furnish to the Lessor a certificate signed by the insurer or an independent insurance broker of nationally recognized reputation authorized to bind such policies showing the insurance then maintained or caused to be maintained by the Lessee pursuant to this Section 10, stating whether the insurance required to be carried pursuant to this Section 10 is commercially available, and confirming that all insurance required to be maintained pursuant to this Section 10 is in full force and effect. In the event that any change in the title to or the ownership of the Facility shall occur in accordance with this Lease, the Lessee shall take appropriate action to ensure that the insurance coverages required under this Section 10 shall not lapse or be invalidated.

                           10.3.  Maintenance of Insurance in the Event of
Lessee's Failure to Maintain. In the event that the Lessee shall fail to maintain or fail to cause to be maintained insurance as herein provided, the Lessor or the Agent may, at their option, maintain or cause to be maintained insurance which is required to be maintained by the Lessee hereunder, without in any way limiting or otherwise modifying any other rights or remedies of the Lessor or the Agent under any Transaction Document by reason of such default or otherwise, and, in such event, the Lessee shall reimburse such party or parties upon demand for the cost thereof (and payment of such cost by the Lessee shall (except in the case of any such costs incurred in accordance with the Budget, which shall constitute Operating Expenses) be subject to the provisions of
Section 11.5 of the Participation Agreement).

                           10.4.  Additional Insurance Carried by Lessor.  The
Lessor shall have the right (but not the obligation), at its expense (which expense shall not constitute an Operating Expense), to obtain any insurance in respect of its interest in the Facility and to receive and retain the proceeds therefrom, so long as such insurance does not interfere with the Lessee's ability to insure the Facility as required by this Section 10 or adversely affect the Lessee's insurance, the proceeds payable thereunder or the cost thereof; provided, however, that such insurance, shall not be for the benefit of the Agent, the Lenders or the Lessee; and provided, further, that the insurance maintained by the Lessee in accordance with Section 10.1 shall at all times be primary. Separate policies of insurance obtained or carried by the Lessor pursuant to the preceding sentence shall not be concurrent in form or contributing in the event of loss with those required to be maintained by the Lessee in accordance with this Section 10.

                           10.5.  Lessee Operative Document Insurance.  In
addition to the foregoing, the Lessee shall maintain all insurance required to be maintained by the Lessee pursuant to any Lessee Operative Document.

                           10.6.  Additional Insurance Carried by Lessee.   The
Lessor hereby agrees that, in addition to the insurance required to be maintained hereunder, so long as the Lessee is carrying or causing to be carried the insurance required by this Section 10, the Lessee, at its option, may acquire for its own account insurance against damage to or destruction of the Facility. The Lessee agrees to carry such additional insurance on the Facility as the Lessor may request, provided that the Lessor shall pay all costs of such insurance in excess of the amounts set forth on Schedule 8 (which costs shall not constitute Operating Expenses), so long as such insurance does not interfere with the Lessee's ability to insure the Facility as required by this Section 10 or adversely affect the Lessee's insurance, the proceeds payable thereunder or the costs thereof; provided, however, that such insurance shall not be for the benefit of the Agent, the Lenders or the Lessee; and provided, further, that, subject to the foregoing, the insurance maintained by the Lessee in accordance with Section 10.1 shall at all times be primary. The Lessee covenants that the proceeds of any insurance carried by the Lessee for the Facility in excess of the Special Termination Value shall be paid to the Lessee, unless and to the extent such insurance invalidated any excess insurance carried by the Lessor pursuant to Section 10.4 or interferes with the Lessor's ability to obtain such excess insurance, in which case, the proceeds of such insurance shall be paid to the Lessor to the extent of any such invalidation or interference.

                           10.7.  Insurance When Obligations Outstanding.
Notwithstanding the foregoing provisions of this Section 10, so long as any Obligations remain outstanding, the provisions of Sections 10.1 and 10.2 shall not apply; and, in lieu of such Sections 10.1 and 10.2, the terms and provisions set forth on the attached Schedule 9 shall apply and be in full force and effect. The provisions of Sections 10.1 and 10.2 shall apply and be in full force and effect immediately upon payment in full of the Obligations.

                  SECTION 11.  Rights to Assign or Sublease.

                           11.1.  Assignment or Sublease by the Lessee.   The
Lessee shall not sublease, assign or otherwise transfer, or take any affirmative act to encumber, its right, title or interest under this Lease, the Contract and Permit Rights, the Easements and the other Operative Documents, and all other agreements and Governmental Approvals related to the Facility, without the prior written approval of the Lessor (which approval shall not be unreasonably withheld or delayed) and, so long as any Obligations remain outstanding, the Agent. Any sublease, encumbrance, assignment or transfer permitted by the Lessor and the Agent shall (a) in the case of a sublease or assignment, be for a term not in excess of the Lease Term and, in the case of any sublease, be subject and subordinate to the terms of this Lease, (b) prohibit further subleasing, assignment or encumbrance except in accordance with this Section 11.1, (c) require the assignee to comply with the terms and provisions hereof, (d) also assign or sublease (as applicable) to assignee, or be accompanied by the assignment or sublease (as applicable) to the assignee of, the Contract and Permit Rights, the Sublease and the Operations and Maintenance Agreement, (e) not result in the loss of the Facility's status as a Qualifying Facility, (f) not result in a breach of, and not adversely affect the rights of the Agent, the Lessee or the Lessor under any Operative Document, (g) result in a breach of or adversely affect the rights of the Lessor, the Agent or any Lender under any Operative Documents, (h) not have any adverse regulatory or unindemnified tax, economic or other effect on the Lessor, the Agent or any Lender, (i) not (A) result in an Event of Loss or any event which with the passage of time or the giving of notice, or both, would constitute an Event of Loss, or in a Lessee Default or Lessee

Event of Default, or in any waiver of a Lessee Event of Default, or (B) occur during the continuance of a Lessee Event of Default or, so long as any Obligations remain outstanding, during the continuance of a Loan Default or a Loan Event of Default, and (j) not result in any amendment of this Section 11.1. Any assignee permitted hereunder shall assume all of the Lessee's obligations under each Lessee Operative Document pursuant to an agreement in form and substance reasonably satisfactory to the Lessor and, during any period when any Obligations are outstanding, the Agent. Whether or not a proposed assignment or sublease by the Lessee pursuant to this Section 11.1 is consummated, the Lessee shall reimburse the Lessor, the Agent and each Lender for all of their reasonable costs and expenses, including reasonable legal fees and disbursements, relating to or arising out of any such actual or proposed assignment or transfer by the Lessee. Any sublease, assignment or other transfer of the Lessee's rights under the Lease and the Lessee's rights, title, interest in the Facility and in, to and under the Contract and Permit Rights and all other Operative Documents to which the Lessee is a party shall in any event be subject to the rights of the Lessor under this Lease and of the Lessor and the Agent under such other Operative Documents.

                           11.2.  Assignment by Lessor as Security for Lessor's
Obligations. To secure payment of the Obligations, the Lessor has assigned to the Agent, to the extent provided in the Security Documents (i) its right, title and interest in and to this Lease, the Lessee Security Agreement and the Contract and Permit Rights, including the right to receive certain payments of Rent, the Termination Value and the Special Termination Value, (ii) its right, title and interest in the Facility and (iii) its right and interest in the Facility Site and the Operative Documents (other than the Trust Agreement) to which it is a party. The Lessee hereby (a) consents to such assignment and to the terms of the Amended and Restated Deeds of Trust, (b) agrees to pay directly to the Depositary (so long as any Obligations remain outstanding) all amounts due to the Lessee under any of the Operative Documents (other than Excluded Payments) and to the extent funds sufficient to pay either such amount when due are not then on deposit in the Receipt Account, the Termination Value and the Special Termination Value due or to become due hereunder, (c) agrees that the right of the Agent to any such payments in accordance with the Loan Documents shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including those circumstances set forth in Section 4, except, solely with respect to any Lessor Rent otherwise distributable to the Lessor pursuant to the Depositary Agreement and this Lease, the limitations set forth in Section 4.1, and (d) agrees that, to the extent provided in the Amended and Restated Deeds of Trust and the other Security Documents and until the Obligations are paid in full, and except with respect to the Excepted Rights and the Excepted Payments and as provided in Section 11 of the Participation Agreement, the Agent shall have all the rights of the Lessor hereunder as if the Agent had originally been named herein as the Lessor.

                           11.3.  Certain Sales by Lessor.   Subject to the
rights of the Lessee pursuant to Section 13.5 herein, the Lessor shall have the right, with the prior written approval of the Lessee (which approval shall not be unreasonably withheld or delayed), and so long as any Obligations remain outstanding, the Agent, to sell, assign or otherwise transfer, the Facility, the Lessor's rights under this Lease, the Contract and Permit Rights, all other Operative Documents and all other agreements and Governmental Approvals relating to the Facility; provided that, any sale, transfer or assignment of the Bond Pledge Agreement, the Custodial Agent Agreement and the Guarantee (whether to or by the Lessor or the Lessor Trustee) shall be subject to Section 13.12 of the Participation Agreement. Any such assignment of the Facility, the Lessor's rights under this Lease and the Lessor's rights, title, interest in, to and under the Contract and Permit Rights and all other Operative Documents to which the Lessor is a party shall be subject to the rights of the Lessee under this Lease and the rights of the

Agent and the Lessee under such other Operative Documents. Any sale, assignment or transfer pursuant to this Section 11.3 shall not (i) cause the Facility to lose its status as a Qualifying Facility, (ii) have any adverse regulatory or any unindemnified tax, economic or other effect on the Lessee, or any adverse regulatory, tax, economic or other effect on the Agent or the Lenders including granting to any Person (other than any single transferee or single assignee of all of the Lessor's rights hereunder, so long as there shall be at any time only one Lessor) the right to consent to, or approve of, any consent or approval permitted or required to be given by the Lessor as provided in, and subject to, this Lease and the other Operative Documents, (iii) result in more than two Persons to whom Lessee is required to pay Lessor Rent (not taking into account any requirement that Lessor Rent be paid to the Depositary), (iv) result in the occurrence of any Lessor Default, Lessor Event of Default, Event of Loss or event which with the lapse of time, the giving of notice or both, would result in an Event of Loss or occur during the continuance of a Lessor Event of Default, or, so long as any Obligations remain outstanding, during the continuance of a Loan Default or a Loan Event of Default or (v) result in a breach of or adversely affect the rights of the Lessee, the Lessor or the Agent or any Lender under any Operative Documents. Any transferee or assignee of the Lessor shall be required to enter into an agreement in form and substance reasonably satisfactory to the Lessee and, during any period when any Obligations are outstanding, the Agent, by which it agrees to be bound by the terms of the Operative Documents to which such transferee or assignee is intended to be a party and assume all of the Lessor's obligations and duties thereunder (including as to indemnification). Whether or not a proposed sale, assignment or transfer by the Lessor pursuant to this Section 11.3 is consummated, but excluding any purchase by the Lessee pursuant to Section 13, the Lessor shall reimburse the Lessee (which reimbursement shall not constitute an Operating Expense), the Agent and each Lender for all of their reasonable costs and expenses, including reasonable legal fees and disbursements, relating to or arising out of any such actual or proposed sale, assignment or transfer by the Lessor.

                  SECTION 12. Lease Renewal. At the end of the Base Lease Term, the Lessee shall have the right to renew the term of this Lease for the Renewal Term selected by the Lessee; provided, that the Lessee shall have provided notice to the Lessor as contemplated by Section 13.1, which notice shall specify the specific Renewal Term selected by the Lessee. The amount of Basic Rent payable on each Basic Rent Payment Date during such Renewal Term shall be at the then Fair Market Rental Value of the Facility determined in accordance with the Appraisal Procedure. Notwithstanding any other provision of this Lease, the Lessee may not renew the term of this Lease (i) if any Lessee Event of Default shall have occurred and be continuing, and (ii) unless the Operation and Maintenance Agreement shall have been extended for a term equal to the period of the Renewal Term or shall have been replaced with another contract reasonably acceptable to the Lessor, which acceptance shall be granted if such replacement Operation and Maintenance Agreement is on substantially equivalent terms and conditions as the Operation and Maintenance Agreement in effect immediately prior to the commencement of such Renewal Term (other than the payment of a market based fee if the operator is a Person other than Calpine or any of its Affiliates) and is either with Calpine or an operator reasonably acceptable to the Lessor which acceptance shall be pursuant to the Approval Procedure.

                  SECTION 13. Notices for Renewal or Purchase; Purchase Options; Right of First Offer.

                           13.1.  Expiration of Base Lease Term.  Not later than
two hundred eighty (280) days prior to the expiration date of the Base Lease Term or the Renewal Term, as applicable, and not more than two (2) years prior to such date, the Lessee shall, at its election, give to the Lessor written notice of its then current intent to elect either to (i) exercise the renewal option pursuant to Section 12, or (ii) exercise the purchase option pursuant to Section 13.2(i). Promptly after the Lessor's receipt of such notice, the Parties shall commence and diligently proceed with the Appraisal Procedure. Within thirty (30) days after receipt by the Lessee of the determination of the Fair Market Rental Value and/or the Fair Market Sales Value of the Facility, as determined by the Appraisal Procedure, the Lessee shall give to the Lessor irrevocable written notice of its election either to (a) return the Facility to the Lessor pursuant to Section 5 or (b) exercise the purchase option provided by
Section 13.2(i), or at the end of the Base Lease Term only, to exercise the renewal option permitted by Section 12. If any such notice required under this
Section 13.1 is not provided by the Lessee by the time required herein, the Lessee shall be deemed to have elected to return the Facility to the Lessor pursuant to Section 5. No such election to renew this Lease shall be binding on the Lessor if, on the effective date thereof, any Lessee Event of Default shall have occurred and be continuing, and no such election to exercise any purchase option pursuant to Section 13.2(i) shall be binding on the Lessor, if on the effective date thereof any Lessee Event of Default under any of clauses (i),
(viii), (ix), (x), (xi), (xiii), (xiv), (xv), (xviii), (xxi), (xxii) or (xxiii) of Section 14.1 shall have occurred and be continuing.

                           13.2.  Purchase Options.  The Lessee shall have the
right to purchase the Facility as
follows:

                                (i)  Subject to the notice requirements set
forth in Section 13.1, provided that the Obligations shall have been paid in full, and subject to satisfaction of all conditions to transfer set forth in any Operative Document, the Lessee shall have the right to purchase all, but not less than all, of the Facility on the date of the expiration of the Lease Term, for a purchase price equal to the sum of (1) the lesser of (x) the then Fair Market Sales Value determined in accordance with the Appraisal Procedure and (y) $70,000,000 (in the case of a purchase of the Facility), together with the Fair Market Sales Value of Additional Assets or Replacement Additional Assets, as appropriate, in existence as of the date such purchase option will be consummated), as determined pursuant to the Appraisal Procedure, and (2) all other Rent and other amounts then due by the Lessee to the Lessor under the Transaction Documents, through and including such date of purchase.

                                (ii)  In addition to the purchase option in
subsection (i) above and subject to the Lessee's satisfaction of the Purchase Option Notice Requirements, the Lessee shall have the option to purchase all, but not less than all of the Facility during the Purchase Option Period for a purchase price equal to the sum of (1) the outstanding Obligations and (2) the applicable amount set forth on Schedule 13.2(ii) attached to this Lease (together with the Fair Market Sales Value of the Additional Assets or Replacement Additional Assets, as appropriate, in existence on the date such purchase option is exercised, as determined pursuant to the Appraisal Procedure), and (3) all other Rent and other amounts then due by the Lessee to the Lessor under the Transaction Documents, through and including such date of purchase; provided, that in the event the Lessee elects to exercise any purchase option pursuant to this Section 13(ii) but fails to pay all amounts payable pursuant to such purchase option, no Lessee Event of Default shall occur solely as a result thereof, this Lease shall continue in full force and effect and the Lessee shall be deemed not to have elected to exercise such purchase option (and the Lessee shall indemnify the Lessor and the Agent pursuant to Sections 16.2 and 16.11 of the Participation Agreement, as applicable, for their costs and expenses incurred in connection therewith). The Lessee shall keep the Lessor and the Agent informed as to the status of the arrangements for exercising such purchase option, including any financing to be arranged in connection therewith.

                           13.3.  Purchase of the Facility Site.
Notwithstanding anything to the contrary contained in this Lease, to the extent that the Lessee exercises either of the purchase options set forth in Section
13.2 or is otherwise liable for the Special Termination Value hereunder, the Lessee shall, after payment of the purchase option price or the Special Termination Value, purchase the Facility Site and the Basic American Easements from Basic American pursuant to the terms and conditions of the Facility Site Option/Purchase Agreement.

                           13.4.  Purchase of the Facility; Payment, Etc.  If
the Lessee shall have elected to purchase the Facility pursuant to Section 13.2, payment by the Lessee of the purchase price therefor shall be made in immediately available funds of the United States of America on the date the Lessee exercises such purchase option pursuant to Section 13.2 (with such portion of such purchase price sufficient to pay the Obligations to be paid into the Receipt Account prior to any payment of the purchase price to any Person other than the Agent), whereupon (following the payment by Lessee of amounts then due and payable to the Lessor under the Sublease and any other Operative Documents to which the Lessor is a party) (i) the Lessor shall transfer the Facility to the Lessee as provided in Section 13.6 and (ii) this Lease shall terminate.

                           13.5.  Right of First Offer on Facility or
Partnership Interests. If at any time the Lessor desires to sell the Facility or the Consenting Partners desire to sell all or substantially all of the interests in the Lessor in one transaction or in a series of related transactions during the term of this Lease, such Person shall notify the Lessee in writing ("Intent to Sell"). If the Lessee desires to purchase the Facility or such partnership interests, the Lessee shall notify the Lessor or such Consenting Partners, as the case may be, in writing within thirty (30) days of receipt of Lessor's Intent to Sell of the Lessee's intent to negotiate a purchase price of the Facility or such partnership interests with the Lessor or such Consenting Partners, as the case may be, ("Intent to Buy"). Upon receipt by the Lessor or such Consenting Partners, as the case may be, of the Lessee's Intent to Buy, the parties shall negotiate in good faith for a period not to exceed sixty (60) days or such longer period as shall be mutually acceptable ("Negotiation Period") to finalize the terms and conditions of such sale pursuant to definitive documentation therefor. In the event that the Lessee does not notify the Lessor or such Consenting Partners, as the case may be, in writing of its Intent to Buy within the applicable time period or the parties do not reach a definitive agreement for the sale of the Facility or such partnership interests within the Negotiation Period, then the Lessor or such Consenting Partners, as the case may be, shall be free to sell the Facility (subject to this Lease) or such partnership interests (subject to the applicable provisions of this Lease) to another Person at any time within six (6) months after the expiration of the Negotiation Period at a price (as reasonably adjusted to reflect the difference between the terms and conditions (other than price) of the two proposals) which is no lower than ninety-five percent (95%) of the last price offered by the Lessee to the Lessor during the Negotiation Period. The foregoing procedure shall not apply to transfers of interests between current Partners or by current Partners to heirs, family members, family trusts or Affiliates of such Partners, so long as each such transferee as a condition precedent to such transfer agrees in writing with the Lessee to be bound by the terms of this Section 13.5 pursuant to an agreement reasonably satisfactory to the Lessee.

                           13.6.  Actions In Connection With Transfer of
Facility. In connection with any transfer of the Facility from the Lessor to the Lessee pursuant to Section 9.7, 13.2 or 13.5 of this Lease, the Lessor shall (i) transfer the Facility to Lessee and (ii) assign, transfer and otherwise convey to the Lessee all of the Lessor's right, title and interest in and to each of the Project Documents to which the Lessor is a party, the BAF Easements, the Contract and Permit Rights and the Governmental Approvals to which the Lessor is a party relating to any of the foregoing (to the extent any such transfer is permissible under Applicable Law), in each of clauses (i) and (ii) above, on an "as is, where is" basis, and without recourse or warranty except as to the absence of any and all Lessor Liens (except for any rights of the Lessee, the Pledgor and the Guarantor under the Transaction Documents and Permitted Liens described in clause (b)(iii), (b)(iv), (b)(v),
(b)(vi) or (b)(vii) of the definition thereof which are (except in the case of such clause (b)(v)) the subject of a Permitted Contest; provided, that any such Liens which remain outstanding after any such Permitted Contest terminates shall be discharged in full by the Lessor upon such termination), but otherwise without recourse, representation or warranty of any kind whatsoever, express or implied, including an express disclaimer of representations and warranties comparable to that set forth in capital letters in Section 6.2 of this Lease, and (iii) at the Lessee's request and expense, reasonably cooperate with the Lessee in executing all such documents as the Lessee shall reasonably require (consistent with the above in this sentence) in order to effectuate the transactions contemplated by the preceding clauses (i) through (ii) of this sentence. In connection with any transfer of the Facility from the Lessor to the Lessee pursuant to this Section 9.7, 13.2 or 13.5 of this Lease, the Lessee shall (1) assume, and release the Lessor from, all of its duties, obligations and liabilities under the Operative Documents and the Governmental Approvals, other than (A) the duties and obligations to be performed, and liabilities due, under the Operative Documents to which the Lessor is prior to the date of such transfer obligated to perform or pay or which pursuant to Section 20.2 of the Participation Agreement or Section 19.13 hereof survive the termination of this Lease and (B) all duties, obligations and liabilities of the Lessor under the Trust Agreement (and the Lessee shall continue to have all of the Lessee's rights, title, interests, duties, obligations and liabilities under the Contract and Permit Rights assigned to the Lessee pursuant to Section 2.4 hereof), (2) reimburse the Lessor for all reasonable costs incurred by the Lessor in connection with the Lessor's satisfaction of its obligations under the preceding sentence and (3) at the Lessor's request and expense, reasonably cooperate with the Lessor in executing all such documents as the Lessor shall reasonably require (consistent with the above in this sentence) in order to effectuate the transactions contemplated by the preceding clauses (1) through (2) of this sentence.

                  SECTION 14.  Lessee Events of Default.

14.1. Lessee Events of Default. The term Lessee Event of Default, wherever used herein, shall mean any of the following events:

                                (i)  the Lessee shall fail to make, or cause to
be made or deemed made pursuant to this Lease Agreement, (x) any payment of Basic Rent, Termination Value or Special Termination Value by 11:00 a.m. San Francisco time on any Basic Rent Payment Date (in the case of Basic Rent) or on the applicable due date (in the case of any payment of Termination Value or Special Termination Value), (A) as to Rent Portion A or any portion of the Obligations included in Termination Value or Special Termination Value, when due, or (B) as to Lessor Rent, within three (3) days after the date due, or (y) any payment of Supplemental Rent or other amounts due by it under any other Operative Document within thirty (30) days after the Lessee has received written demand thereof from the Person entitled to receive such payment; or

                                (ii)  the Lessee shall fail to maintain
insurance  with  respect to the  Facility  as required by Section 10 or Sections
8.10 and 10.15 of the Participation Agreement; provided, that in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to the Lessor and the Agent for thirty (30) days, or such other period as may from time to time be customarily obtainable in the insurance industry after receipt by the Lessor of notice of such cancellation, change or lapse, no
                                      -37-
such failure to carry and maintain insurance shall constitute a Lessee Event of Default (so long as the Lessee is diligently pursuing replacement insurance) until the earlier of (a) the date such failure shall have continued unremedied for a period resulting in fifteen (15) days' or less coverage remaining with respect to each of the additional insured parties, or (b) the date on which such insurance is not in effect as to any such additional insured party; or

                                (iii)  the Lessee shall fail to perform or
observe any of its agreements contained in Section 8.1(i), 9.1 or 11.1 of this Lease, any of Sections 8.5, 8.12, 8.21, 8.24, 9.1(f), 10.2 through 10.6,
10.7(ii),  10.8  through  10.14,  10.16,  10.17,  10.18,  10.19  or  11  of  the
Participation Agreement, or, without limiting the provisions of Section 14.1(i) above, with respect to the first sentence of Section 3.6 of this Lease, within five (5) days after the Lessee acquires actual knowledge of such failure; or

                                (iv)  the Lessee shall fail to perform or
observe any of its covenants, conditions or agreements contained in any of Sections 4.3, 6.3, 7, 8.1(v), 8.5, 8.9 (without limiting Section 14.1(xxv) below), 9.2(c) or 9.4 of this Lease, or in any of Sections 8.1(v), 8.4, 8.6, 8.11, 8.13, 8.15 through 8.17, 8.19, 8.20, 9 (other than Section 9.1(f)), 10.1 or, without limiting the provisions of Section 14.1(i) above, 16 of the Participation Agreement, and such failure shall continue for a period of thirty (30) days after the Lessee acquires actual knowledge of such failure from any source; provided, that solely with respect to
Section 8.5 of this Lease and Section 9.4 of the Participation Agreement, such thirty (30) day period shall not begin until the Lessee shall have received written notice specifying such failure and requiring it to be remedied; and provided, further, that solely with respect to Section 8.6 of the Participation Agreement, during any period when any Obligations remain outstanding, the applicable grace period shall be the lesser of (i) thirty (30) days and (ii) the number of days as can elapse prior to the relevant security interest becoming unperfected, without any requirement of notice from the Lessor or the Agent; or

                                (v)  the Lessee shall fail to perform or observe
any of its covenants,  conditions or agreements  contained in any of Sections 5,
8.1 (other than 8.1(i))  through 8.4 or 8.6 of this Lease, or in any of Sections
8.1 through 8.3 of the Participation Agreement, or the Guarantor (or any subsequent operator of the Facility) shall fail to perform or observe any of its covenants, conditions or agreements in the Operations and Maintenance Agreement, and such failure shall continue for a period of thirty (30) days after the Lessee acquires actual knowledge of such failure from any source; provided, that if (a) such failure cannot be cured within such thirty (30) day period, (b) the Lessee is proceeding with diligence and in good faith to cure such failure, and
(c) the Lessor, and so long as any Obligations remain outstanding, the Agent shall have received a certification from an authorized representative of the Lessee to the effect of subclauses (a) and (b) above and describing the action the Lessee is taking to cure such failure and the then anticipated time to effect such cure, the time within which such failure may be cured shall be extended for an additional period not to exceed one hundred eighty (180) days as shall be necessary for the Lessee diligently to cure such failure; provided, that if any such additional period shall exceed thirty (30) additional days, the Lessor or the Agent shall have the right to require that the Lessee hire an Independent Engineer to review the circumstances and events in respect of such Lessee Default and recommend solutions thereto. Upon any request by the Lessor or the Agent, the Lessee shall, as promptly as possible, implement all such recommended solutions; or

                                (vi)  the Lessee shall fail to perform or
observe any of its covenants, conditions or agreements (other than those referred to in clauses (i), (ii), (iii), (iv) and (v) above) to be performed or observed by it under any Operative Document (except for Section 8.19 and 8.22 of the Participation Agreement, the sole remedy for the breach of which section is set forth in Section 16.6 of the Participation Agreement and for Section 8.23 of the Participation Agreement, the failure to comply with which shall not constitute a Lessee Event of Default), and such failure shall continue for a period of thirty
(30) days after the Lessee acquires actual knowledge of such failure from any source; provided, that if (a) such failure cannot be cured within such thirty
(30) day period, (b) the Lessee is proceeding with diligence and in good faith to cure such failure, and (c) the Lessor, and so long as any Obligations remain outstanding to the Agent, the Agent shall have received a certification to the effect of subclauses (a) and (b) above and stating what action the Lessee is taking to cure such failure, the time within which such failure may be cured shall be extended for an additional period, not to exceed one hundred eighty
(180) days, as shall be necessary for the Lessee diligently to cure such failure; or

                                (vii)  any material representation or warranty
made by the Lessee in any Operative Document or in any agreement, instrument or certificate executed pursuant thereto or in connection with the transactions contemplated thereby (excluding any representation or warranty made in Section
6.21 of the Participation Agreement, the sole remedy for incorrectness of which is set forth in Section 16.6 of the Participation Agreement) or any Lender Representation shall prove to have been incorrect in any respect when made or deemed to be made and shall remain material and incorrect at the time in question; provided, that, no Lessee Event of Default shall occur pursuant hereto, if within thirty (30) days after the Lessee acquires actual knowledge of such incorrectness the Lessee shall eliminate or otherwise address to the reasonable satisfaction of the Lessor and the Agent any such material and adverse effects relating to such materially incorrect representations or warranty; or

                               (viii) a Bankruptcy shall occur with respect
to the Lessee; or

                                (ix)  notwithstanding clause (vi) above, the
Lessee shall, at any time, default in the payment when due of any principal of, or interest on, any Indebtedness aggregating at such time $100,000 or more; or, at any time, any event then specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to permit the holder or holders of such indebtedness to cause such debt to become due prior to its stated maturity (after, in either case, the expiration of any applicable grace period); or

                                (x)  (a) final judgment for the payment of money
in an amount in excess of $100,000 or for the split-up of the Lessee that requires the divestiture of a substantial part of the assets of the Lessee shall be rendered by a court of competent jurisdiction against the Lessee and shall remain unpaid, and the Lessee shall not contest or procure a stay of execution thereof, within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, execution of such judgment shall have been stayed, or an appeal therefrom made and a stay of such judgment and the execution thereof preserved during such appeal or (b) any order or decree is entered by any court of competent jurisdiction enjoining the operation of the Facility, or enjoining or prohibiting the Lessee from performing any of its obligations under the Operative Documents and such order or decree is not vacated or stayed, and the proceedings out of which such order or decree arose are not contested in good faith, dismissed or stayed, within sixty (60) days after the entry thereof; or

                                (xi)  the Lessee shall abandon the Facility or
a Sublessee Event of Default shall occur; or

                                (xii)  the Lessee's right to operate the
Facility on the Facility Site is materially impaired, which impairment shall continue for thirty (30) days and, during any period after full satisfaction of all Obligations, could reasonably be expected to continue to result in a material adverse effect on the ability of the Lessee to fulfill its obligations under the Operative Documents, taking into account the efforts of the Lessee (or any other Person on behalf of the Lessee) to cure any such impairment during such thirty (30) day period; or

                                (xiii)  (a) if the Lessee or any ERISA Affiliate
has in effect any Plan, other than a Multiemployer Plan, notice of intent to terminate such Plan shall be filed under Section 4041(c) of ERISA, (b) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer such a Plan under circumstances that would result in the Lessee becoming liable to pay under Title IV of ERISA to the PBGC or any other Person or with respect to such Plan an amount or amounts aggregating in excess of $100,000, (c) the Lessee or any ERISA Affiliate incurs a liability in an amount in excess of $100,000 to a Multiemployer Plan as a result of a withdrawal or partial withdrawal therefrom, (d) a condition shall exist by reason of which the PBGC would be entitled to institute proceedings to terminate any such Plan pursuant to section 4042 of ERISA, as reasonably determined in good faith by the Lessor (or while any Obligations are outstanding, the Agent), or (e) any such Plan shall incur an Accumulated Funding Deficiency whether or not waived within the meaning of section 412 of Code in excess of $100,000, or (f) any Reportable Event or Prohibited Transaction shall occur with respect to any such Plan that could reasonably be expected to result in the Lessee becoming liable to the PBGC or any other Person in an amount or amounts aggregating in excess of $100,000, and any such event specified in any of clauses (a), (b), (c), (d), (e) or (f) above shall continue for ten (10) days after receipt by Lessee or any of its ERISA Affiliates of notice of such event, unless subject to a Permitted Contest; or

                              (xiv)  any party (other than the Lessor) to the
Guarantee, the Bond Pledge Agreement or the Custodial Agent Agreement shall fail to make a payment by 11:00 a.m. San Francisco time (a) with respect to payments applicable to Rent, within one (1) Business Day of the date for payment of such Rent by the Lessee (one (1) Business Day after such Person has received written demand therefor from the Lessor and taking into account the grace period applicable pursuant to Section 14.1(i)), and (b) with respect to any other payment due under any such agreement, within the period for payment specified in such agreement or, if no such time is specified, within thirty (30) days after such Person has received written demand therefor from the Person entitled to receive such payment; or

                                (xv)  the Guarantor or Collateral Co. shall
terminate, repudiate, withdraw from or cause to be no longer in full force and effect any Transaction Document to which such Person is a party prior to the time any such Transaction Document has been fully performed or discharged in accordance with its terms unless such termination or withdrawal is pursuant to the express terms of such Transaction Document; or

                                (xvi)  the Guarantor or Collateral Co. shall
fail to perform any of its covenants, conditions or agreements: (a) in Sections 2.4, 3.3 (second paragraph) and the first sentence of Section 3.6 of the Guarantee in the case of the Guarantor, or in Section 4.3 of the Bond Pledge Agreement, or Sections 15.5, 15.8 through 15.17 of the Participation Agreement in the case of Collateral Co.; or (b) in any other Section of any Transaction Document to which any such Person is a party, excluding, in the case of the Guarantor, all of its covenants, conditions and agreements under the Operations and Maintenance Agreement, and any such failure shall continue for a period of thirty (30) days after there shall have been given to such Person written notice specifying such failure and requiring it to be remedied; or

               (xvii) any material representation or warranty made by the Guarantor or Collateral Co. in any Operative Document or in any agreement, instrument or certificate executed pursuant thereto or in connection with the transactions contemplated thereby shall prove to have been incorrect in any respect when made or deemed to be made and shall remain material and incorrect at the time in question; provided, that, no Lessee Event of Default shall occur pursuant hereto, if within thirty (30) days after written notice thereof by the Lessor to such Person , such Person shall eliminate or otherwise address to the reasonable satisfaction of the Lessor any such material and adverse effects relating to such materially incorrect representations or warranty; or

               (xviii) a Bankruptcy shall occur with respect to the Guarantor or Collateral Co.; or

               (xix) any Lien granted in favor of the Lessor Trustee pursuant to the Bond Pledge Agreement or the Custodial Agent Agreement shall cease to be in full force and effect or be effective to grant a perfected Lien to the Lessor Trustee in the Collateral described therein, subject to no equal, prior or junior Liens except for Permitted Liens or any other Liens permitted pursuant to such Transaction Document, in each case, for any reason other than any action taken by the Lessor Trustee or the Trust Company, and such event shall continue for a period of five Business Days after there shall have been given to the Lessee or Collateral Co., as applicable, written notice specifying such failure and requiring it to be remedied (unless any such cessation shall have resulted from an act or omission of the Lessee or shall have caused a material adverse effect on the Lessor or the Lessor Trustee, in which event a Lessee Event of Default shall occur without the requirement that such notice be given); or

               (xx) Collateral Co. shall, at any time, default in the payment when due of any principal of, or interest on, any Indebtedness in any amount, excluding any Indebtedness evidenced or created by the Transaction Documents; or, at any time, any event then specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to permit the holder or holders of such Indebtedness to cause such debt to become due prior to its stated maturity (after, in either case, the expiration of any applicable grace period); or

               (xxi) there shall have occurred either a default by the Guarantor under any note, agreement, indenture or other instrument under which there is or may be from time to time evidenced any senior unsecured Indebtedness of the Guarantor having an outstanding principal amount of $10,000,000 (or its foreign currency equivalent) or more (individually and not in the aggregate), which default has caused the holders of such Indebtedness to declare such Indebtedness to be due and payable prior to its stated maturity; or

               (xxii) (a) final judgment for the payment of money in an amount in excess of
$500,000 in the case of the Guarantor or any amount in the case of Collateral Co. shall be rendered by a court of competent jurisdiction against such Person, and shall remain unpaid, and such Person shall not contest or procure a stay of execution thereof, within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, execution of such judgment shall have been stayed, or an appeal therefrom made and a stay of such judgment and the execution thereof preserved during such appeal or (b) any order or decree is entered by any court of competent jurisdiction enjoining or prohibiting such Person from performing any of their respective obligations under the Operative Documents to which it is a party and such order or decree is not vacated or stayed, and the proceedings out of which such order or decree arose are not contested in good faith, dismissed or stayed, within sixty (60) days after the entry thereof; or

               (xxiii) (a) if Guarantor or Collateral Co. has in effect any Plan, other than a Multiemployer Plan, notice of intent to terminate such Plan shall be filed under Section 4041(c) of ERISA or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer such a Plan under circumstances that would result in such Person becoming liable to pay under Title IV of ERISA to the PBGC or with respect to such Plan an amount or amounts aggregating in excess of $500,000 in the case of the Guarantor or any amount in the case of Collateral Co., (b) such Person incurs a liability to a Multiemployer Plan as a result of a withdrawal or partial withdrawal therefrom in an amount in excess of $500,000 in the case of the Guarantor and any amount in the case of Collateral Co., (c) a condition shall exist by reason of which the PBGC would be entitled to institute proceedings to terminate any such Plan pursuant to the provisions of section 4042(a)(1), 4042(a)(2) or 4042(a)(3) of ERISA, as reasonably determined in good faith by the Lessor, or (d) any such Plan shall incur an accumulated funding deficiency whether or not waived within the meaning of section 412 of the Code in excess of $500,000 in the case of the Guarantor and any amount in the case of Collateral Co. and any such event specified in any of clauses (a), (b), (c) or
(d) above shall continue for ten (10) days; or

               (xxiv) during any period when any Obligations remain outstanding,
(a) the Power Purchase Agreement or any material provision thereof shall for any reason cease to be valid or binding or in full force and effect, or shall be declared by a court or other Governmental Authority to be null and void or terminated, (b) solely with respect to the Power Purchase Agreement, PG&E shall assert in writing that the Power Purchase Agreement as a whole is terminated or that the Power Purchase Agreement or any material provision thereof is otherwise not in full force and effect and such cessation or assertion shall continue (and not be rescinded or withdrawn or, so long as PG&E is making all capacity and energy payments for energy output delivered when, as and to the extent required under the Power Purchase Agreement, subject to a Permitted Contest) for a period of sixty (60) days after the Lessee acquires actual knowledge thereof from any source, (c) solely with respect to the Steam Sales Agreement, without limiting clauses (a) or (b) of this Section 14.1(xxiv), such agreement or any material provision of such agreement for any reason shall cease to be valid or binding or in full force and effect and such circumstance shall continue (and not be rescinded, withdrawn or cured or, so long as PG&E is making all capacity and energy payments when, as and to the extent required under the Power Purchase Agreement, subject to a Permitted Contest) or a Replacement Agreement for the Steam Sales Agreement with BVP L.P. or any other replacement steam host in accordance with Section 8.16 of the Participation Agreement or any other alternative steam host arrangement (which alternative steam host arrangement shall be subject to the approval of the Agent pursuant to the Approval Procedure) shall not have been entered into for a period of one-hundred eighty
(180) days after the Lessee acquires actual knowledge thereof from any source, and (d) solely with respect to any Project Document other than the Power Purchase Agreement or the Steam Sales Agreement, without limiting clauses (a),
(b) or (c) of this Section 14.1(xxiv), such Project Document, or any material provision thereof, shall for any reason cease to be valid or binding or in full force and effect and (1) such circumstance shall continue (and not be rescinded, withdrawn or cured or, so long as PG&E is making all capacity and energy payments when, as and to the extent required under the Power Purchase Agreement, subject to a Permitted Contest) or (2) a Replacement Agreement for such Project Document with the other party thereto or any replacement party, all in accordance with Section 8.16 of the

Participation Agreement, or (3) another alternative arrangement (which alternative arrangement shall be subject to the Agent's reasonable approval pursuant to the Approval Procedure) shall not have been entered into, for a period of one hundred eighty (180) days after the Lessee acquires actual knowledge thereof from any source; or

               (xxv) during any period when any Obligations remain outstanding, the Facility shall lose its status as a Qualifying Facility; or

               (xxvi) during any period when any Obligations remain outstanding, the Agent or any Lender (or any successor to or assignee of the Agent or any Lender that does not come within the following definitions at the time of its purchase or acquisition of any Term Note pursuant to the terms of either Loan Agreement) is deemed to be, or be subject to regulation as, an "electric utility", "electrical corporation", "electric company", "public utility", "gas utility", "natural gas company", "public service company", "electric utility company", "electric utility holding company" or "holding company" or a Person with similar public utility or utility holding company status under any Federal, state or local law or regulation (including PUHCA, the FPA, the CPUA and PURPA, each as amended) as a result of the transactions contemplated by the Operative Documents; or

               (xxvii) during any period when any Obligations remain outstanding, any party (other than the Lessee) to any Project Document shall fail to perform or observe any of its material covenants or obligations in any such Project Document, which failure shall continue unremedied for a period of
(a) sixty (60) days with respect to the Power Purchase Agreement after the Lessee acquires actual knowledge thereof from any source, or (b) one hundred eighty (180) days with respect to each other Project Document; or

               (xxviii) during any period when any Obligations remain outstanding, the passage or promulgation of, or any change in, any Applicable Law affecting the Facility, the Facility Site, any Easement or any Government Approval that is not subject to a Permitted Contest and which has a material adverse effect on (a) the Lessee, (b) the Facility, (c) any other Loan Collateral, (d) the rights and interests of the Agent and the Lenders therein,
(e) the ability of the Lessee, the Lessor or any other Person to perform its obligations under any Operative Document or (f) the rights and interests of the Agent and the Lenders under the Transaction Documents which material adverse effect is reasonably likely to prevent them from realizing in any material respect the benefits to the Agent and the Lenders of the Transaction Documents, which event shall continue for a period of one hundred eighty (180) days after the Lessee acquires actual knowledge thereof from any source;

provided, however, that for all periods after the Obligations have been paid in full, the applicable grace periods under Section 14.1(iv), (v), (vi) and (vii) shall commence with the giving of written notice by the Lessor to the Lessee.

                  SECTION 15.  Remedies.

               15.1. Lessor Remedies. Upon the occurrence of any Lessee Event of Default and so long as the same shall be continuing, the Lessor may, subject to
Section 15.5, exercise one or more of the following remedies, except as expressly otherwise set forth in this Section 15.1, as the Lessor in its sole discretion shall elect; provided that, solely with respect to any exercise by the Lessor (but not by the Agent or any Lender acting through the Lessor) of any remedy under this Section 15, the Lessor shall first provide a written notice of its intent to exercise remedies hereunder (and specifying such remedy or remedies) commencing on a date occurring no earlier than fifteen (15) Business Days after the date of such notice, and provided, further, that any notice given by the Agent to the Lessee under Section 11.2(a)(i) or 11.2(c)(i) of the Participation Agreement shall be deemed to constitute the giving to the Lessee by the Lessor of such fifteen-Business Day written notice:

               (i) the Lessor may declare this Lease to be in default or may demand that the Lessee pay to the Lessor all Rent then due and payable and/or terminate this Lease;

               (ii) the Lessor may (a) demand that the Lessee, and thereupon the Lessee shall, return possession of the Facility and the Facility Site and/or the Contract and Permit Rights promptly to the Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Facility were being returned at the end of the Lease Term and the Lessor shall not be liable for the reimbursement to the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (b) to the fullest extent permitted by Applicable Law, enter upon the Facility Site and take immediate possession of (to the exclusion of the Lessee) the Facility, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

               (iii) the Lessor may sell the Facility, the Sublease and the Contract and Permit Rights or any part thereof in a commercially reasonable manner (as determined in accordance with Applicable Law), at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee in the Facility and the Contract and Permit Rights and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto, in each case, in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Basic Rent is to be included in computations under clause (viii) or (ix) below if the Lessor shall elect to exercise its remedies thereunder);

                                (iv)  the Lessor may hold, keep idle, lease or
sublease to others in a commercially reasonable manner (as determined in accordance with Applicable Law) all or any part of the Facility and/or the Facility Site, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee's obligation to pay Basic Rent for periods commencing after the Lessee shall have been deprived of use of the Facility pursuant to this clause (iv) shall be reduced by an amount equal to the net proceeds, if any, received by the Lessor from leasing the Facility to any Person other than the Lessee for the same periods or any portion thereof;

                                (v)  if the applicable Lessee Event of Default
shall have resulted from a Lessee Act and provided that the Facility shall not have previously been sold, leased or otherwise transferred by the Lessor in accordance with the Transaction Documents (other than any transfer of the Lessor's interest in this Lease pursuant to the Agent's or the Lender's exercise of remedies under any of the Security Documents), the Lessor may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Depositary on the date specified in such demand or if later, the expiration of the fifteen (15) Business Day period set forth in the preamble to this Section 15.1, as liquidated damages for loss of a bargain and not as a penalty, in lieu of Basic Rent due after such payment date, an amount equal to the Special Termination Value (as reduced by any prior payment pursuant to Section 15.1(vi) and any prior payment pursuant to
Section 15.1(vii), together with (a) any Rent then due and including the date of payment (with credit for any amounts received as Rent pursuant to clause (iv) of this Section 15.1), (b) interest on the Special Termination Value for the period from the date of the determination thereof to but excluding the date of payment at the Default Rate, and (c) any reasonable fees and expenses (including reasonable legal fees) incurred by the Lessor, the Agent or any Lender in connection with such Lessee Event of Default. If (and only if) the Lessee shall have timely paid all amounts payable pursuant to this Section 15.1(v), then (A) the Lessor shall transfer the Facility and the Contract and Permit Rights to the Lessee pursuant to Section 9.7 and (B) the Lessor shall not be entitled to exercise any of its remedies under clauses (ii), (iii), (iv), (vi), (vii),
(viii), (ix) or (x) of this Section 15.1 or any remedy under Section 15.3 thereafter (provided that nothing herein shall limit, impair or otherwise affect the rights and remedies of the Lessor under Sections 16.2, 16.4 and 16.6 of the Participation Agreement), and this Lease shall terminate, subject to Section
20.2 of the Participation Agreement and Section 19.13 of this Lease;

               (vi) if the applicable Lessee Event of Default shall not have resulted from a Lessee Act and provided that the Facility shall not have been previously sold, leased or otherwise transferred by the Lessor in accordance with the Transaction Documents (other than any transfer of the Lessor's interest in this Lease pursuant to the Agent's or any Lender's exercise of remedies under any of the Security Documents), the Lessor may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Depositary on the date specified in such demand or, if later, the expiration of the fifteen (15) Business Day period set forth in the preamble to this Section 15.1, as liquidated damages for loss of a bargain and not as a penalty, in lieu of Basic Rent due after such payment date, an amount equal to the Termination Value (as reduced by any prior amount paid pursuant to Section 15.1(vii), together with (a) any Rent due through and including such date of payment (with credit for any amounts received as Rent pursuant to clause (iv) of this Section 15.1), (b) interest on the Termination Value for the period from the date of determination to but excluding the date of payment at the Default Rate, and (c) any reasonable fees and expenses (including reasonable legal fees) incurred by the Lessor, the Agent or the Lenders in connection with such Lessee Event of Default. If (and only if) (A) the Lessee shall have paid all amounts payable pursuant to this Section 15.1(vi) on or prior to the later of (x) the expiration of the fifteen (15) Business Day notice period set forth in the preamble to this Section 15.1, and (y) the date specified in the demand for payment issued pursuant to this Section 15.1(vi) and
(B) the Lessee shall have the right, pursuant to Section 9.7(ii) to elect to retain possession of the Facility or to return the Facility, then the Lessor shall not be entitled to exercise any of its remedies under clauses (i) (solely with respect to the termination of the Lease), (ii), (iii), (iv), (v), (vii),
(viii), (ix) or (x) of this Section 15.1 or any remedy under Section 15.3 thereafter (provided that nothing herein shall limit, impair or otherwise affect the rights and remedies of the Lessor under Sections 16.2, 16.4 and 16.6 of the Participation Agreement);

               (vii) the Lessor, if it shall so elect, may demand that the Lessee pay to the Lessor on the date specified in such demand, as liquidated damages for loss of a bargain and not as a penalty, in lieu of Lessor Rent due after the payment date an amount equal to the Collateral Equity Component, together with (a) any Rent due through the date of payment (with credit for any amount received as Rent pursuant to clause (iv)), (b) interest on such Collateral Equity Component for the period from the date of determination to but excluding the date of payment at the Default Rate, and (c) any reasonable fees and expenses (including reasonable legal fees) incurred by the Lessor, the Agent or any Lender in connection with such Lessee Event of Default. In the event of any failure by the Lessee to pay such amounts in full on or prior to the later of (x) the expiration of the fifteen (15) Business Day period set forth in the preamble to this Section 15.1, and (y) the payment date specified on the demand for payment issued pursuant to this Section 15.1(vii), the Lessor or the Lessor Trustee shall have the right to exercise its rights and remedies under the Custodial Agent Agreement, the Bond Pledge Agreement and/or the Guarantee and may, in addition (to the extent such amounts have not been paid from the Collateral or the proceeds of the Collateral or from the Guarantee) collect any unpaid amounts from the amounts otherwise distributable to the Lessee under the Depositary Agreement;

               (viii) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights or remedies under clause (i), (ii), (iii), (iv) or (vii) above, but in lieu of its rights under clause (v), (vi) above or clause (ix) below, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Depositary on the payment date specified in such demand or, if later, the expiration of the fifteen (15) Business Day period set forth in the preamble to this Section 15.1, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Facility due after the payment date), (a) any unpaid Rent due through the applicable payment date (with credit for any amount received as Rent pursuant to clause (iv) of this Section 15.1) plus (b) any reasonable fees and expenses (including reasonable legal fees) incurred by the Lessor, the Agent or the Lenders in connection with such Lessee Event of Default plus (c) whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amounts from the applicable payment date to the date of actual payment at the a rate per annum equal to the Default
Rate): (A) an amount equal to the excess, if any, of (1) the Special Termination Value (if the applicable Lessee Event of Default shall have resulted from a Lessee Act) or the Termination Value (if the applicable Lessee Event of Default shall not have resulted from a Lessee Act), over (2) the Fair Market Rental Value of the Facility until the end of the Lease Term after discounting such Fair Market Rental Value semi-annually to a present value at a rate per annum equal to six and one-half percent (6.5%) (the "Discount Rate"), (B) an amount equal to the excess, if any, of (1) the Special Termination Value (if the applicable Lessee Event of Default shall have resulted from a Lessee Act) or the Termination Value (if the applicable Lessee Event of Default shall not have resulted from a Lessee Act), over (2) the Fair Market Sales Value of the Facility as of such date, or (C) an amount equal to the excess of (1) the aggregate present value as of the date specified in such notice of all installments of Basic Rent due from and after such specified date until the end of the Lease Term discounted semiannually at the Discount Rate over (2) the present value as of such specified date of the aggregate Fair Market Rental Value of the Facility until the end of the Lease Term discounted semiannually at the Discount Rate; provided that for any of (A), (B) or (C) above, there shall be credited against the amount payable by the Lessee, any amounts paid pursuant to clause (vii) above;

               (ix) if the Lessor shall have sold the Facility pursuant to clause (iii) above, the Lessor, in lieu of exercising its rights and remedies under clause (v), (vi) or (viii) above, may, if it shall so elect at its sole discretion, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Depositary, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Facility due after the payment date) the sum of (a) any unpaid Rent due through such payment date (with credit for any amount received as Rent pursuant to clause (iv) of this Section 15.1) plus (b) any reasonable fees and expenses (including reasonable legal fees) incurred by the Lessor, the Agent or the Lenders in connection with such Lessee Event of Default plus (c) an amount equal to the excess of (1) the Special Termination Value (if the applicable Lessee Event of Default shall have resulted from a Lessee Act) or the Termination Value (if the applicable Lessee Event of Default shall not have resulted from a Lessee Act), as reduced by any prior payment of the Collateral Equity Component thereof pursuant to Section 15.1(vii) over (2) the net proceeds of such sale

(together with interest on all such amounts from the date of such sale until the date of actual payment at a rate per annum equal to the Default Rate); or

               (x) the Lessor may exercise any other right or remedy that may be available to it under any Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof;

provided, that if any Lessee Event of Default shall not have resulted from any Lessee Act, then in no event shall the Lessee be liable for any amount in respect of such Lessee Event of Default in excess of the sum of the amounts set forth in Section 14.1(vi), provided that nothing herein shall limit, impair or otherwise affect the rights and remedies of the Lessor under Sections 16.2, 16.4 and 16.6 of the Participation Agreement.

               15.2. No Release. No rescission or termination of this Lease, in whole or in part, or repossession of the Facility or exercise of any remedy under Section 15.1 shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor, the Agent and any Lender by reason of the occurrence of any Lessee Event of Default or the exercise of the Lessor's, the Agent's or the Lenders' remedies with respect thereto.

               15.3. Remedies Cumulative. No remedy under Section 15.1 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under Section 15.1 or otherwise available to the Lessor under the Security Documents, at law or in equity. In furtherance of the foregoing, no election of a remedy by the Lessor or the Agent shall preclude the exercise of any other remedy except as expressly set forth in Section 15.1. No express or implied waiver by the Lessor of any Lessee Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Lessee Event of Default. Except as specifically otherwise provided in Section
15.1 or as otherwise provided by Applicable Law, the failure or delay of the Lessor in exercising any right granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. The Lessor has the remedy described in California Civil Code
Section 1951.4 (the Lessor may continue the Lease in effect after the Lessee's breach and abandonment and recover Rent as it becomes due, if the Lessee has the right to sublet or assign, subject only to reasonable limitations). The parties acknowledge and agree that because of the unique nature of the Facility, it is difficult or impossible to determine with precision the amount of damages that might be incurred by the Lessor in the event of a termination of this Lease, and that the Termination Value and Special Termination Value are in the nature of liquidated damages, not a penalty and represent fair and reasonable compensation for the circumstances in which such amounts are payable in accordance with the terms of this Lease.

               15.4. Lessee Remedies. Upon the occurrence of any Lessor Event of Default and so long as the same shall be continuing, in addition to the rights of the Lessee pursuant to Section 16.1 of the Participation Agreement, the Lessee shall have the right to escrow payment of Lessor Rent up to the Escrowed Amount, and to receive distributions of such Escrowed Amount, but only to the extent provided in Section 4.1 of this Lease and as provided in Section 3.4 of the Custodial Agent Agreement,
Section 6.3 of the Bond Pledge Agreement and Section [4.06] of the Depositary Agreement, and subject to the limitations set forth in Section 16.1 of the Participation Agreement.

               15.5. Consequential Damages. Notwithstanding any provision to the contrary set forth in any Transaction Document, except to the extent included in Rent, Termination Value or Special Termination Value, neither Party shall be liable to the other, whether based on contract, tort (including negligence and strict liability), indemnity, under any warranty or otherwise arising out of or related to the Transaction Documents, for any consequential, indirect, special, exemplary, punitive or incidental loss or damage, any loss of use of property, equipment or systems, loss by reason of plant shutdown or service interruption, costs of capital or expenses thereof, loss of profits or revenues or the loss of use thereof, cost of purchased or replacement power or claims by any other third party, whether caused by the fault or negligence of any Person. Each Party hereby releases the other from any liability for all such losses and damages except to the extent arising from fraud or willful misconduct of a Party.

               15.6. Application of Prepayments of Rent. After payment in full of the Obligations, and unless otherwise provided in the Depositary Agreement, all amounts of Rent paid prior to the date scheduled to be paid under this Lease shall be applied in inverse order of maturity, in each case, less that amount necessary to hold the Lessor harmless from any federal and state Tax detriment suffered by the Lessor as a result of the prepayment of any amounts paid to the Lessor pursuant to this Section 15.6 prior to the date such amount would have been paid had such application of Net Proceeds not occurred. Promptly after each such payment of Rent, the remaining amounts of Rent Portion C shall be adjusted pursuant to the Adjustment Procedure.

                  SECTION 16. Notices. All communications and notices provided for in this Lease shall be in writing and shall be given in person or by means of telex (if applicable), telecopy, or other wire transmission, or mailed by registered or certified mail, addressed as provided in the Participation Agreement. All mailed communications and notices shall be effective on the date of receipt, and all communications and notices given by confirmed telecopy or other wire transmission shall be effective when given. So long as any Obligations are outstanding, copies of all notices to the Lessor and the Lessee shall also be given to the Agent.

                  SECTION 17. Successors and Assigns. This Lease, including all agreements, covenants, indemnities, representations and warranties, shall be binding upon and inure to the benefit of the Lessor, the Lessee, and their respective successors and permitted assigns.

                  SECTION 18.  Right to Perform for Other Party.

               (a) Subject to Section 11 of the Participation Agreement, the Lessor will have the right but not the obligation to cure any Lessee Event of Default or any Lessee Default. If the Lessee shall fail to make any payment of Rent to be made by it or shall fail to perform or comply with any of its other agreements contained herein, and any such failure shall constitute a Lessee Event of Default, the Lessor may, but shall not be obligated to tender such payment or to effect such performance or compliance. The amount of such payment and the amount of all reasonable costs and expenses (including reasonable attorneys' and other professionals' fees and expenses) of the Lessor, incurred in connection with such payment or the performance of or compliance with this Lease, as the case may be, shall be payable by the Lessee upon demand, subject to Section 11.5 of the Participation Agreement.

               (b) The Lessee shall not have any right to cure any Lessor Default until such event constitutes a Lessor Event of Default; provided, that the Lessee shall have no right to cure any Lessor Event of Default arising from any event referenced in clause (a) of the definition of Facility-Related Event, unless and until a Loan Event of Default with respect to such event shall occur. The Lessee shall have the right to purchase or pay (or cause to be purchased or paid) the Obligations as set forth in Section 11.1(b) or 11.1(c) of the Participation Agreement.

                  SECTION 19.  Amendments and Miscellaneous.

               19.1. Amendments in Writing. The terms of this Lease may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except in accordance with the terms of the Operative Documents and by written instrument signed by the Lessor and the Lessee.

               19.2. Severability of Provisions. Any provision of this Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

               19.3. True Lease. This Lease is intended as, and shall constitute, an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Facility except as lessee only.

               19.4. Original Lease. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL COUNTERPART" and containing the receipt of the Agent thereon shall be the "Original" of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform
Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "Original."

               19.5. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

               19.6. Consent to Jurisdiction. Each of the parties hereto irrevocably consents and agrees that any legal action or proceedings with respect to this Lease and the other Transaction Documents may be brought in any of the Federal or state courts located in the city of San Francisco, State of California and, by execution and delivery of such documents to which it is a party, each such party hereby (i) accepts the non-exclusive jurisdiction of the aforesaid courts, (ii) irrevocably agrees to be bound by any judgment of any such court with respect to such documents, and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue brought in any such court, and further irrevocably waives any claim that any such suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

               19.7. Headings. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

               19.8. Counterpart Execution. This Lease may be executed in any number of counterparts and by each of the parties hereto or thereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

               19.9. Dating of Lease. Although this Lease is dated for convenience and for the purpose of reference as of the date mentioned, the actual date or dates of execution by the Lessee and the Lessor are as indicated by their respective acknowledgments hereto annexed and this Lease shall be effective on, and shall not be binding upon any of the parties hereto, until the latest of such dates or if later, the Closing Date.

               19.10. No Conveyance of Title. This Lease shall constitute an agreement of lease only and nothing herein shall be construed as conveying to the Lessee any right, title or interest in the Facility, or any part thereof, except as lessee and grantee or beneficiary of the rights granted under Section
2.4 and Section 13 only.

               19.11. No Merger of Estates. There shall be no merger of this Lease nor of the leasehold estate created hereby with any other estate in the Real Property Interests, or any part thereof, by reason of the fact that the same Person may acquire or own such estates, directly or indirectly; and no such merger shall occur until all Persons having any interest in this Lease and the leasehold estate created hereby or any part thereof shall join in a written instrument effecting such merger and shall duly record it.

               19.12. Further Assurances. Each Party agrees to execute, acknowledge and deliver to the other such additional easements, agreements and other documents in recordable form as the parties may be requested to carry out and make a matter of public record the rights and interests granted or intended to be granted to the parties under this Lease.

               19.13. Survival. All indemnities, representations and warranties contained in this Lease and the other Transaction Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive and continue in effect following the execution and delivery of this Lease and the expiration or other termination of this Lease, unless earlier terminated by the terms of this Lease or any Transaction Document; provided further that, any and all claims to be made by a Party to this Lease (other than the Agent) with respect to any representation, warranty or indemnity shall be asserted in writing by such Party on or before the date [48 months] after the termination of this Lease.

               19.14. Adjustment. It is the intention of the Parties that this Lease Agreement shall be executed and delivered prior to the final adjustment of Schedules 1, 2 and 3 hereto, as contemplated by Section 3.8 above. Upon the satisfaction of the condition specified in Section 2.1(f) of the Participation

Agreement, the Parties shall cooperate in order to satisfy the condition set forth in Section 2.1(ay) of the Participation Agreement. This Agreement shall not be in full force and effect unless and until the conditions to effectiveness set forth in the Participation Agreement (including Section 2.1(ay) thereof) shall have been satisfied (or, to the extent permitted, waived in writing).


                [Remainder of the Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed in California by an officer thereunto duly authorized.

BAF ENERGY
A CALIFORNIA LIMITED PARTNERSHIP

         By:        BAF Energy, Inc., a California corporation, its general
                    partner


                    By:     /s/  D. A. Britt
                        ------------------------
                        Name:    D. A. Britt
                        Title:   President



CALPINE KING CITY COGEN, LLC
a Delaware limited liability company

         By:       Calpine King City 2, Inc.
                   a Delaware corporation,
                   its Manager


                   By:     /s/  John P. Rocchio
                        ------------------------
                        Name:    John P. Rocchio
                        Title:   Vice President


               THIS COUNTERPART IS [NOT] THE ORIGINAL COUNTERPART.
            [BY ITS SIGNATURE BELOW THE AGENT HEREBY ACKNOWLEDGES AND
                ACCEPTS THE RECEIPT OF THIS ORIGINAL COUNTERPART.

Received by the Agent on this _____ day of April, 1996:

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA, AS AGENT


By:____________________________
   Name:
   Title:]

                                                                     SCHEDULE 1


                                   BASIC RENT

                                                                     SCHEDULE 2


                            SPECIAL TERMINATION VALUE

                                                                     SCHEDULE 3


                               TERMINATION VALUES

                                                                     SCHEDULE 4


                             DESCRIPTION OF FACILITY

                                                                     SCHEDULE 5


                    DESCRIPTION OF CONTRACT AND PERMIT RIGHTS

                                                                     SCHEDULE 6


                           [INTENTIONALLY LEFT BLANK]

                                                                     SCHEDULE 7


            DESCRIPTION OF REAL PROPERTY SUBJECT TO THE GROUND LEASE

                                                                     SCHEDULE 8


                                    INSURANCE

                                                                     SCHEDULE 9


                     INSURANCE WHEN OBLIGATIONS OUTSTANDING